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                                                                EXHIBIT 10.13

 INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE TELECOMMUNICATIONS
                                   ACT OF 1996

                          Dated as of January 28, 1998

                                 by and between

                   NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY

                                       and

                                HARVARDNET, INC.

                                FOR MASSACHUSETTS
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                                TABLE OF CONTENTS

Section                                                                    Page

1.0   DEFINITIONS                                                              1

2.0   INTERPRETATION AND CONSTRUCTION                                          8

3.0   SCOPE                                                                    8

4.0   INTERCONNECTION PURSUANT TO SECTION 251(c)(2)                            9
      4.1    Scope                                                             9
      4.2    Physical Architecture                                             9
      4.3    Technical Specifications                                         10
      4.4    Interconnection in Additional LATA                               10

5.0   TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC
      PURSUANT TO SECTION 251(c)(2)                                           11
      5.1    Scope of Traffic                                                 11
      5.2    Switching System Hierarchy                                       11
      5.3    Trunk Group Architecture and Traffic Routing                     12
      5.4    Signaling                                                        13
      5.5    Grades of Service                                                13
      5.6    Measurement and Billing                                          13
      5.7    Reciprocal Compensation Arrangements -- Section 251(b)(5)        14
      5.8    Municipal Calling Service                                        15

6.0   TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO
      SECTION 251(c)(2)                                                       15
      6.1    Scope of Traffic                                                 15
      6.2    Trunk Group Architecture and Traffic Routing                     15
      6.3    Meet-Point Billing Arrangements                                  16

7.0   TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC                     16
      7.1    Information Services Traffic                                     16
      7.2    Tandem Transient Service ("Transit Service")                     19
      7.3    Dedicated Transit Service                                        20
      7.4    911/E911 Arrangements                                            21

8.0   JOINT NETWORK CONFIGURATION AND GROOMING PLAN; AND INSTALLATION,
      MAINTENANCE, TESTING AND REPAIR                                         21
      8.1    Joint Network Configuration and Grooming Plan                    21
      8.2    Installation, Maintenance, Testing and Repair                    22

9.0   UNBUNDLED ACCESS -- SECTION 251(c)(3)                                   22


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      9.1    Local Link Transmission Types                                    22
      9.2    ADSL and HDSL                                                    23
      9.3    Port Types                                                       24
      9.4    Private Lines, Special Access and Switched Transport             24
      9.5    Limitations on Unbundled Access                                  24
      9.6    Availability of Other Network Elements on an Unbundled Basis     25
      9.7    Provisioning of Unbundled Links                                  26
      9.8    Maintenance of Unbundled Network Elements                        27
      9.9    True-Up of Monthly Unbundled Link Charges for Massachusetts      28
      9.10   Acknowledgment Related to Unbundled Links                        29

10.0  RESALE -- SECTIONS 251(c)(4) and 251(b)(1)                              30
      10.1   Availability of Wholesale Rates for Resale                       30
      10.2   Availability of Retail Rates for Resale                          30
      10.3   Term and Volume Discounts                                        30

11.0  NOTICE OF CHANGES -- SECTION 251(c)(5)                                  30

12.0  COLLOCATION -- SECTION 251(c)(6)                                        30

13.0  NUMBER PORTABILITY -- SECTION 251(b)(2)                                 31
      13.1   Scope                                                            31
      13.2   Procedures for Providing INP Through Remote Call Forwarding      31
      13.3   Procedures for Providing INP Through Route Indexing              32
      13.4   Procedures for Providing INP Through Full NXX Code Migration     32
      13.5   Other INP Options                                                32
13.6 Receipt of Terminating Compensation on Traffic to INP'ed
             Numbers                                                          33
      13.7   True-Up of Monthly INP Costs                                     34

14.0  NUMBER RESOURCES ASSIGNMENTS                                            34

15.0  DIALING PARITY -- SECTION 251(b)(3)                                     34

16.0  ACCESS TO RIGHTS-OF-WAY -- SECTION 251(b)(4)                            34

17.0  DATABASES AND SIGNALING                                                 35

18.0  REFERRAL ANNOUNCEMENT                                                   35

19.0  DIRECTORY SERVICES ARRANGEMENTS                                         35
      19.1   Directory Listings and Directory Distributions                   35
      19.2   Directory Assistance ("DA") and Operator Services                36

20.0  GENERAL RESPONSIBILITIES OF THE PARTIES                                 44


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21.0  TERM AND TERMINATION                                                    46

22.0  DISCLAIMER OF REPRESENTATIONS AND WARRANTIES                            47

23.0  CANCELLATION CHARGES                                                    47

24.0  NON-SEVERABILITY                                                        47

25.0  INDEMNIFICATION                                                         47

26.0  LIMITATION OF LIABILITY                                                 49

28.0  REGULATORY APPROVAL                                                     51

29.0  MISCELLANEOUS                                                           51
      29.1   Authorization                                                    51
      29.2   Compliance                                                       52
      29.3   Compliance with the Communications Law Enforcement Act of 1994   52
      29.4   Independent Contractor                                           52
      29.5   Force Majeure                                                    52
      29.6   Confidentiality                                                  52
      29.7   Governing Law                                                    53
      29.8   Taxes                                                            54
      29.9   Non-Assignment                                                   54
      29.10  Non-Waiver                                                       54
      29.11  Disputed Amounts                                                 54
      29.12  Notices                                                          55
      29.13  Publicity and Use of Trademarks or Service Marks                 56
      29.14  Section 252(i) Obligations                                       56
      29.15  Joint Work Product                                               56
      29.16  No Third Party Beneficiaries; Disclaimer of Agency               57
      29.17  No License                                                       57
      29.18  Technology Upgrades                                              57
      29.19  Survival                                                         57
      29.20  Scope of Agreement                                               57
      29.21  Entire Agreement                                                 57
      29.22  Power and Authority                                              58
      29.23  Customer Proprietary Network Information                         58
      29.24  Alternative Dispute Resolution                                   58


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                          LIST OF SCHEDULES AND EXHIBIT

                                    Schedules

Schedule 1.0        Certain Terms As Defined in the Act

Schedule 4.0        Network Interconnection Schedule

Pricing Schedule

                                     Exhibit

Exhibit A           Network Element Bona Fide Request


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           INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                         TELECOMMUNICATIONS ACT OF 1996

      This Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 ("Agreement"), is effective as of the 28th day of January, 1998 (the "Effective Date"), by and between HarvardNet, Inc., on behalf of itself and its subsidiaries, ("HARVARDNET"), a Massachusetts corporation with offices at 91 Ann Lee Road, Harvard, Massachusetts 02151,and New England Telephone and Telegraph Company d/b/a Bell Atlantic ("BA" or "NET"), a New York corporation with offices at 185 Franklin Street, Boston, Massachusetts 02110.

      WHEREAS, the Parties want to interconnect their networks at mutually agreed upon points of interconnection to provide Telephone Exchange Services (as defined below) and Exchange Access (as defined below) to their respective Customers.

      WHEREAS, the Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which the Parties will interconnect their networks and provide other services as required by the Act (as defined below) and additional services as set forth herein.

      NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HARVARDNET and BA hereby agree as follows:

1.0 DEFINITIONS

      As used in this Agreement, the following terms shall have the meanings specified below in this Section 1.0. For convenience of reference only, the definitions of certain terms that are As Defined in the Act (as defined below) are set forth in Schedule 1.0. Schedule 1.0 sets forth the definitions of such terms as of the date specified on such Schedule. Neither Schedule 1.0 nor any revision, amendment or supplement thereof is intended to reflect any revised or subsequent interpretation of any term that is set forth in the Act is intended to be a part of or to affect the meaning or interpretation of this Agreement.

      1.1 "Act" means the Communications Act of 1934 (47 U.S.C. 153(R)), as amended by the Telecommunications Act of 1996, and as from time to time interpreted in the duly authorized rules and regulations of the FCC or a state regulatory agency within its state of jurisdiction.

      1.2 ADSL is a digital loop transmission technology which permits the transmission of up to 6 Mbps downstream (from the CO to the end-user customer) and up to 640 kbps digital signal upstream (from the end-user customer to the CO).

      1.3 "Affiliate" is As Defined in the Act.

      1.4 "Agreement for Switched Access Meet Point Billing" means the Agreement for


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Switched Access Meet Point Billing the Parties as amended.

      1.5 "As Defined in the Act" means as specifically defined by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Department.

      1.6 "As Described in the Act" means as described in or required by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Department.

      1.7 "Automatic Number Identification" or "ANI" means a Feature Group D signaling parameter which refers to the number transmitted through a network identifying the billing number of the calling party.

      1.8 "Busy Line Verification/Busy Line Verification Interrupt Traffic" or "BLV/BLVI Traffic" means an operator service call in which the caller inquires as to the busy status of or requests an interruption of a call on another Customer's Telephone Exchange Service line.

      1.9 "Calling Party Number" or "CPN" is a Common Channel Interoffice Signaling ("CCIS") parameter which refers to the number transmitted through a network identifying the calling party.

      1.10 "Central Office Switch" means a switch used to provide
Telecommunications Services, including, but not limited to:

            (a) "End Office Switches" which are used to terminate Customer station Links for the purpose of interconnection to each other and to trunks; and

            (b) "Tandem Office Switches" ("Tandems") which are used to connect and switch trunk circuits between and among other Central Office Switches.

      A Central Office Switch may also be employed as a combination End Office/Tandem Office Switch.

      1.11 "CCS" means one hundred (100) call seconds.

      1.12 "CLASS Features" means certain CCIS-based features available to Customers including, but not limited to: Automatic Call Back; Call Trace; Caller Identification; Call Return and future CCIS-based offerings.

      1.13 "Collocation" means an arrangement whereby one Party's (the "Collocating Party") facilities are terminated in its equipment necessary for Interconnection or for access to Network Elements on an unbundled basis which has been installed and maintained at the premises of a second Party (the "Housing Party"). For purposes of Collocation, the "premises" of a Housing Party is limited to the occupied structure or portion thereof in which such Housing Party has the


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exclusive right of occupancy. Collocation will be "physical," unless physical collocation is not practical for technical reasons or because of space limitations, in which case virtual collocation will be provided, subject to DPU approval. In "Physical Collocation," the Collocating Party installs and maintains its own equipment in the Housing Party's premises.

      1.14 "Common Channel Interoffice Signaling" or "CCIS" means the signaling system, developed for use between switching systems with stored-program control, in which all of the signaling information for one or more groups of trunks is transmitted over a dedicated high-speed data link rather than on a per-trunk basis and, unless otherwise agreed by the Parties, the CCIS used by the Parties shall be SS7.

      1.15 "Cross Connection" means a connection provided pursuant to Collocation at the Digital Signal Cross Connect, Main Distribution Frame or other suitable frame or panel between (i) the Collocating Party's equipment and
(ii) the equipment or facilities of the Housing Party.

      1.16 "Customer" means a third-party end user, residence, business that purchases Telecommunications Services provided by either of the Parties.

      1.17 "Department" or "DPU" means the Massachusetts Department of Public Utilities.

      1.18 "Dialing Parity" is As Defined in the Act.

      1.19 "Digital Signal Level" means one of several transmission rates in the time-division multiplex hierarchy.

      1.20 "Digital Signal Level 0" or "DS0" means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.

      1.21 "Digital Signal Level 1" or "DS1" means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

      1.22 "Digital Signal Level 3" or "DS3" means the 44.736 Mbps third-level in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is defined as the third level of multiplexing.

      1.23 "Direct Customer Access Service" or "DCAS" is an electronic interface system provided by BA to facilitate the ordering, provisioning and maintenance of various interconnection arrangements.

      1.25 "Exchange Message Record" or "EMR" means the standard used for exchange of Telecommunications message information among Telecommunications providers for billable, non-billable, sample, settlement and study data. The EMR format is contained in Bellcore Practice BR-010-200-010 CRIS Exchange Message Record.


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      1.26 "Exchange Access" is As Defined in the Act.

      1.27 "FCC" means the Federal Communications Commission.

      1.28 "Fiber-Meet" means an Interconnection architecture method whereby the Parties physically Interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed upon location.

      1.29 "High-Bit Rate Digital Subscriber Line" or "HDSL" means a transmission technology which transmits up to 786 kbps on a single pair or a DS1-level signal over two pairs using the 2B1Q line code and meeting the PSD mask in Bellcore Technical Advisory TA-NWT-001210, Generic Requirements for High-Bit-Rate Digital Subscriber Lines, Issue 1, Bellcore, October 1991.

      1.30 "Information Service Traffic" means Local Traffic or IntraLATA Toll Traffic which originates on a Telephone Exchange Service line and which is addressed to an information service provided over a Party's information services platform.

      1.31 "Integrated Digital Loop Carrier" means a subscriber loop carrier system which integrates within the switch, at a DS1 level, twenty-four (24) Local Link Transmission paths combined into a 1.544 Mbps digital signal.

      1.32 "Interconnection" is As Described in the Act and refers to the connection of a network, equipment, or facilities, of one carrier with the network, equipment, or facilities of another for the purpose of transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic.

      1.33 "Interexchange Carrier" or "IXC" means a carrier that provides, directly or indirectly, interLATA or intraLATA Telephone Toll Services.

      1.34 "Interim Telecommunications Number Portability" or "INP" is As Described in the Act.

      1.35 "InterLATA Service" is As Defined in the Act.

      1.36 "Integrated Services Digital Network" or "ISDN" means a switched network service that provides end-to-end digital connectivity for the simultaneous transmission of voice and data. Basic Rate Interface-ISDN ("BRI-ISDN") provides for a digital transmission of two 64 Kbps bearer channels and one 16 Kbps data channel ("2B+D").

      1.37 "IntraLATA Toll Traffic" means those intraLATA station calls that are not defined


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as Local Traffic in this Agreement.

      1.38 "Local Access and Transport Area" or "LATA" is As Defined in the Act.

      1.39 "Local Traffic" means a call between a BA-served end user within a given LATA, in the Commonwealth of Massachusetts, on the one hand, and an HARVARDNET-served end user within the Commonwealth of Massachusetts on the other, for which (i) an agreement between BA and HARVARDNET is in force, and
(ii) has been approved by regulators of competent jurisdiction, which (iii) defines traffic between the BA end user's BA exchange area and the CONTITNENTAL end user's HARVARDNET exchange area to be "Local Traffic", and (iv) that interchange of such "Local Traffic" between BA and HARVARDNET occurs at an interconnection point ("X-IP") on the BA network within the same LATA as the BA end user. The determination that a particular call is "Local Traffic" does not rely upon which party originated the call. Those calls that are specified to be terminated through switched access arrangements, IntraLATA calls originated on a 1+ toll or competitive presubscription basis or a casual dialed (i.e. "950+XXXX+", "10XXX+", or 101XXXX+") basis are not considered to be Local Traffic. BA and HARVARDNET exchange areas and rate centers need not coincide. For purposes of this Agreement, local calling shall be defined in accordance with BA's Massachusetts DPU No. 10 Traffic.

      1.40 "Local Exchange Carrier" or "LEC" is As Defined in the Act.

      1.41 "Local Link Transmission" or "Link" means the entire transmission path which extends from the network interface/demarcation point at a Customer's premises to the Main Distribution Frame or other designated frame or panel in a Party's Wire Center which serves the Customer. Links are defined by the electrical interface rather than the type of facility used.

      1.42 "Losses" means any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including attorneys' fees).

      1.43 "Main Distribution Frame" or "MDF" means the distribution frame of the Party providing the Link used to interconnect cable pairs and line and trunk equipment terminals on a switching system.

      1.44 "Meet-Point Billing" means the process whereby each Party bills the appropriate tariffed rate for its portion of a jointly provided Switched Exchange Access Service as agreed to in the Agreement for Switched Access Meet Point Billing.

      1.45 "MECAB" shall mean the Multiple Exchange Carrier Access Billing (MECAB) document prepared by the Billing Committee of the Ordering and Billing Forum ("OBF"), which functions under the auspices of the Carrier Liaison Committee ("CLC") of the Alliance for Telecommunications Industry Solutions ("ATIS"). The MECAB document, published by Bellcore as Special Report SR-STS-000983, contains the recommended guidelines for the billing


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of an access service provided by two or more LECs, or by one LEC in two or more states, within a single LATA.

      1.46 "MECOD" shall mean the Multiple Exchange Carrier Ordering and Design (MECOD) Guidelines for Access Services - Industry Support Interface, a document developed by the Ordering/Provisioning Committee under the auspices of OBF. The MECOD document, published by Bellcore as Special Report SR-STS-002643, establishes methods for processing orders for access service which is to be provided by two or more LECs.

      1.47 "Network Element" is As Defined in the Act.

      1.48 "Network Element Bona Fide Request" means the process described in Exhibit A that prescribes the terms and conditions relating to a Party's request that the other Party provide a Network Element not otherwise provided by the terms of this Agreement.

      1.49 "North American Numbering Plan" or "NANP" means the numbering plan used in the United States, Canada, Bermuda, Puerto Rico and certain Caribbean Islands. The NANP format is a 10-digit number that consists of a 3-digit NPA code (commonly referred to as the area code), followed by a 3-digit NXX code and 4-digit line number.

      1.50 "Number Portability" is As Defined in the Act.

      1.51 "NXX" means the three-digit code which appears as the first three digits of a seven digit telephone number.

      1.52 "Party" means either BA or HARVARDNET and HARVARDNET's affiliates as listed on Exhibit B, and may be amended from time to time upon ten (10) days notice from HARVARDNET to BA, and "Parties" means BA and HARVARDNET and HARVARDNET's affiliates as listed on Exhibit B and may be amended from time to time upon ten (10) days notice from HARVARDNET to BA.

      1.53 "Port" means a termination on a Central Office Switch that permits Customers to send or receive Telecommunications over the public switched network, but does not include switch features or switching functionality.

      1.54 "Point of Termination Bay" or "POT Bay" means the intermediate distributing frame system which serves as the point of demarcation for collocated interconnection.

      1.56 "Rate Center" means the specific geographic point designated by a given telecommunications carrier to be associated with a particular network address pertinent to that carrier's provision of its switched telecommunications services. The Rate Center is identified by a specific, rate center name and state, a ten -(-10-) character rate center name abbreviation and


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state, together with a ten-(-10-) character "locality" name descriptor, geographic coordinate pair (latitude and longitude) and corresponding V&H coordinate-pair. Rate Centers are used, where appropriate, to calculate distances applicable to distance-sensitive elements of switched telecommunications services.

      1.57 "Reciprocal Compensation" is As Described in the Act.

      1.58 "Route Indexing" means the provision of Interim Number Portability through the use of direct trunks provisioned between end offices of BA and HARVARDNET over which inbound traffic to a ported number will be routed.

      1.59 "Routing Point" means a location which a LEC has designated on its own network as the homing (routing) point for inbound traffic to one or more of its NPA-NXX codes. The Routing Point is also used to calculate mileage measurements for the distance-sensitive transport element charges of Switched Exchange Access Services. Pursuant to Bell Communications Research, Inc. ("Bellcore") Practice BR 795-100-100 (the "Bellcore Practice"), the Routing Point (referred to as the "Rating Point" in such Bellcore Practice) may be an End Office Switch location or a "LEC Consortium Point of Interconnection." Pursuant to such Bellcore Practice, each "LEC Consortium Point of Interconnection" shall be designated by a common language location identifier
(CLLI) code with (x)KD in positions 9, 10, 11, where (x) may be any alphanumeric A-Z or 0-9. The Routing Point must be located within the LATA in which the corresponding NPA-NXX is located. However, Routing Points associated with each NPA-NXX need not be the same as the corresponding Rate Center, nor must there be a unique and separate Routing Point corresponding to each unique and separate Rate Center; provided only that the Routing Point associated with a given NPA-NXX must be located in the same LATA as the Rate Center associated with the NPA-NXX.

      1.60 "Service Control Point" or "SCP" means a component of the signaling network that acts as a database to provide information to another component of the signaling network (i.e., Service Switching Point or another SCP) for processing or routing certain types of network calls. A query/response mechanism is typically used in communicating with an SCP.

      1.61 "Signaling Transfer Point" or "STP" means a component of the signaling network that performs message routing functions and provides information for the routing of messages between signaling network components. An STP transmits, receives and processes CCIS messages.

      1.62 "Single Bill/Multiple Tariff" shall mean that one bill is rendered to the IXC from all LECs who are jointly providing access service. A single bill consists of all rate elements applicable to access services billed on one statement of charges under one billing account number using each Party's appropriate access tariffs. The bill could be rendered by, or on behalf of, either of the Parties.


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      1.64 "Switched Exchange Access Service" means the offering of transmission or switching services to Telecommunications Carriers for the purpose of the origination or termination of Telephone Toll Service. Switched Exchange Access Services include: Feature Group A, Feature Group B, Feature Group D, 800/888 access, and 900 access and their successors or similar Switched Exchange Access services.

      1.66 "Synchronous Optical Network" or "SONET" means an optical interface standard that allows inter-networking of transmission products from multiple vendors. The base transmission rate is 51.84 Mbps ("OC-1/STS-1") and higher rates are direct multiples of the base rate.

      1.67 "Technically Feasible Point" is As Described in the Act.

      1.68 "Telecommunications" is As Defined in the Act.

      1.69 "Telecommunications Act" means the Telecommunications Act of 1996 and any rules and regulations promulgated thereunder.

      1.70 "Telecommunications Carrier" is As Defined in the Act.

      1.71 "Telecommunications Service" is As Defined in the Act.

      1.72 "Telephone Exchange Service" is As Defined in the Act.

      1.73 "Telephone Toll Service" is As Defined in the Act.

      1.74 "Wire Center" means an occupied structure or portion thereof in which a Party has the exclusive right of occupancy and which serves as a Routing Point for Switched Exchange Access Service.

2.0 INTERPRETATION AND CONSTRUCTION

      All references to Sections, Exhibits and Schedules shall be deemed to be references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The headings of the Sections and the terms defined in Schedule 1.0 are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of this Agreement. Unless the context shall otherwise require, any reference to any agreement, other instrument (including BA or other third party offerings, guides or practices), statute, regulation, rule or tariff is to such agreement, instrument, statute, regulation for convenience of reference only and is not intended to be a part of or to affect the meaning or rule or tariff as amended and supplemented from time to time (and, in the case of a statute, regulation, rule or tariff, to any successor provision).


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3.0 SCOPE

      This Agreement sets forth the terms and conditions under which HARVARDNET and BA will interconnect their respective networks to enable HARVARDNET to provide residential and business telecommunications services pursuant to the rights and obligations set forth in Section 251 of the Act.

4.0 INTERCONNECTION PURSUANT TO SECTION 251(c)(2)

      Subject to the terms and conditions of this Agreement, Interconnection of the Parties' facilities and equipment pursuant to Section 4.0 for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic shall be established on or before the corresponding "Interconnection Activation Date" shown for each such LATA within the Commonwealth of Massachusetts on Schedule 4.0. Schedule 4.0 may be revised and supplemented from time to time upon the mutual agreement of the Parties to reflect the Interconnection in the other LATA in Massachusetts pursuant to
Section 4.5 by attaching a supplementary schedule to Schedule 4.0. Interconnection in the LATA shall be accomplished through either (i) a Fiber-Meet as provided in Section 4.2, (ii) Collocation as provided in Section 12.0, (iii) any other Interconnection method provided by applicable tariff, law, rule or regulation, or (iv) any other Interconnection method to which the Parties may agree.

      4.1 Scope

      Section 4.0 describes the physical architecture for Interconnection of the Parties' facilities and equipment for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic pursuant to Section 251(c)(2) of the Act. Sections 5.0 and 6.0 prescribe the specific logical trunk groups (and traffic routing parameters) which will be configured over the physical connections described in this Section 4.0 related to the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic, respectively. Other trunk groups, as described in this Agreement, may be configured using this architecture.

      4.2 Physical Architecture

      In each LATA identified on Schedule 4.0, HARVARDNET and BA shall configure existing network interconnection arrangements under a joint network configuration and grooming plan ("Joint Grooming Plan" as defined in Section 8.1). Both Parties will endeavor to provision a diverse, reliable network that incorporates the most practicable technologies.

            4.2.1 Network architecture under the Joint Grooming Plan shall be established under the following minimum criteria:

            (a) The Parties shall establish physical interconnection points at the locations


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            designated on Schedule 4.0. Points on the HARVARDNET network from which HARVARDNET will provide transport and termination of traffic are designated as the HARVARDNET Interconnection Points ("H-IP"). Points on the BA network from which BA will provide transport and termination of traffic are designated as the BA Interconnection Points ("B-IP"). Additional interconnection points may be established by mutual agreement of both parties at any technically feasible points consistent with Act.

            (b) Each Party will provide owned or leased facilities to deliver traffic originated on its respective networks to the designated interconnection points of the other Party's network. The Party terminating the traffic will be responsible for all transport and termination of calls beyond the designated interconnection point.

            4.2.2 The Parties may implement one of the following configurations as part of the Joint Grooming Plan, unless an alternative plan is mutually agreed to by both parties.

            (a) a jointly maintained SONET network, in which each party is responsible for the procurement, installation, and maintenance of mutually agreed-upon Optical Line Terminating Multiplexer ("OLTM") equipment at its respective premises. Additionally, each party will be responsible for the installation and maintenance of one-half of a fiber optic ring;

            (b) interconnection of networks at an optical level via a Fiber Meet or other comparable means; and

            (c) by any other Plan mutually agreeable to both Parties.

            4.3 Technical Specifications

            4.3.1 HARVARDNET and BA shall work cooperatively to install and maintain a reliable network. HARVARDNET and BA shall exchange appropriate information (e.g., maintenance contact numbers, network information, information required to comply with law enforcement and other security agencies of the Government and such other information as the Parties shall mutually agree) to achieve this desired reliability.

            4.3.2 HARVARDNET and BA shall work cooperatively to apply sound network management principles by invoking network management controls to alleviate or to prevent congestion.

            4.3.3 The publication "Bellcore Technical Publication GR-342-CORE; High Capacity Digital Special Access Service, Transmission Parameter Limits and Interface Combinations" describes the practices, procedures, specifications and interfaces generally utilized by BA and is referenced herein to assist the Parties in meeting their respective Interconnection responsibilities related to Electrical/Optical Interfaces.

      4.4 Interconnection in Additional LATA

            4.4.1 If HARVARDNET determines to offer Telephone Exchange Services in the other LATA in which BA also offers Telephone Exchange Services in Massachusetts, HARVARDNET shall provide written notice to BA of the need to establish Interconnection in that LATA pursuant to this Agreement.

            4.4.2 The notice provided in Section 4.4.1 shall include (i) the initial Routing Point HARVARDNET has designated in the new LATA; (ii) HARVARDNET's requested Interconnection Activation Date; and (iii) a non-binding forecast of HARVARDNET's trunking requirements.

            4.4.3 Unless otherwise agreed by the Parties, the Parties shall designate the Wire Center HARVARDNET has identified as its initial Routing Point in the LATA as the H-IP in that LATA and shall designate the BA Tandem Office Wire Center within the LATA nearest to the H-IP (as measured in airline miles utilizing the V&H coordinates method) as the B-IP in that LATA. Nothing in subsection shall require a physical switch facility in the LATA.

            4.4.4 Unless otherwise agreed by the Parties, the Interconnection Activation Date in the new LATA shall be the earlier of (i) the date mutually agreed by the Parties or (ii) the date that is one hundred and fifty (150) days after the date on which HARVARDNET delivered notice to BA pursuant to Section
4.4.1. Within ten (10) business days of BA's receipt of HARVARDNET'S notice, BA and HARVARDNET shall confirm the B-IP, the H-IP and the Interconnection Activation Date for the new LATA by attaching a supplementary schedule to
Schedule 4.0.

5.0   TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC PURSUANT TO
      SECTION 251(c)(2)

      5.1 Scope of Traffic

      Section 5.0 prescribes parameters for trunk groups (the "Traffic Exchange Trunks") to be effected over the Interconnections specified in Section 4.0 for the transmission and routing of Local Traffic and IntraLATA Toll Traffic between the Parties' respective Telephone Exchange Service Customers and where such traffic is not presubscribed for carriage by a third party carrier nor carried by a third party carrier as casual dialed (10XXX and 101XXXX) traffic.

      5.2 Switching System Hierarchy

            5.2.1 For purposes of this Section 5.0, each of the following Central Office Switches shall be designated as a "Primary Switch":

            (a)   Each Access Tandem BA operates in the LATA;

            (b) The initial switch HARVARDNET employs to provide Telephone Exchange Service in the LATA, which may be the same as (c), below;

            (c) Any Access Tandem HARVARDNET may establish for provision of Exchange Access in the LATA; and

            (d) Any additional switch HARVARDNET may subsequently employ to provide Telephone Exchange Service in the LATA which HARVARDNET may at its sole option designate as a Primary Switch. To the extent HARVARDNET chooses to designate any additional switch as a Primary Switch, it shall provide notice to BA of such designation at least ninety (90) days in advance of the date on which HARVARDNET activates such switch as a Primary Switch; and

            (e) Any additional tandem switch BA may subsequently employ to provide access and/or sector traffic capacity within a LATA. Traffic destined to sub-tending Secondary Switches routed via such a Tandem(s) would be determined by network requirements and notice made available to all LECs at least one hundred and eighty (180) days prior to service introduction.

            5.2.2 Each Central Office Switch operated by the Parties which is not designated as a Primary Switch pursuant to Section 5.2.1 shall be designated as a "Secondary Switch".

            5.2.3 For purposes of HARVARDNET routing traffic to BA, sub-tending arrangements between BA Primary Switches and BA Secondary Switches shall be the same as the Access Tandem/End Office sub-tending arrangements which BA maintains for those switches. For purposes of BA routing traffic to HARVARDNET, sub-tending arrangements between HARVARDNET Primary Switches and HARVARDNET Secondary Switches shall be the same as the Access Tandem/End Office sub-tending arrangements which HARVARDNET maintains for those switches. Nothing in this subsection should be deemed to prevent HARVARDNET from creating subtending arrangements within the same switch.

      5.3 Trunk Group Architecture and Traffic Routing

      The Parties shall jointly engineer and configure Traffic Exchange Trunks over the physical Interconnection arrangements for the transport and termination of Telephone Exchange Service Traffic, as follows:

            5.3.1 The Parties shall initially configure a separate two-way trunk group and operate as one way or two way as mutually agreed to by both Parties, as a direct transmission path between each HARVARDNET Primary Switch and each BA Primary Switch.

            5.3.2 Notwithstanding anything to the contrary in this Section 5.0, if the two-way traffic volumes between any two Central Office Switches (whether Primary-Primary, Primary-Secondary or Secondary-Secondary) at any time exceeds the CCS busy hour equivalent of one DS1 using the standard trunk engineering guidelines per Bellcore SR-TSV-000191, the Parties shall within sixty (60) days after such occurrence add trunks or establish new direct trunk groups consistent with the grades of service and quality parameters set forth in the Joint Grooming Plan.

            5.3.3 BA and HARVARDNET will allow each other to route their intrastate and interstate switched exchange access service traffic over the Traffic Exchange Trunk Groups, pursuant to the terms and conditions specified in each Party's effective intrastate and interstate access tariffs.

      5.4 Signaling

            5.4.1 Where available, CCIS signaling shall be used by the Parties to set up calls between the Parties' Telephone Exchange Service networks. If CCIS signaling is unavailable, MF (Multi-Frequency) signaling shall be used by the Parties. Each Party shall charge the other Party equal and reciprocal rates for CCIS signaling in accordance with applicable tariffs. During the term of this Agreement neither Party shall charge the other Party additional usage-sensitive rates for SS7 queries Transactional Capabilities Application Part ("TCAP") and Integrated Services User Part ("ISUP") made for Local Traffic interexchanged between the Parties.

            5.4.2 The publication "Bellcore Special Report SR-TSV-002275, BOC Notes on the LEC Networks - Signaling" describes the practices, procedures and specifications generally utilized by BA for signaling purposes and is referenced herein to assist the Parties in meeting their respective Interconnection responsibilities related to signaling.

            5.4.3 The Parties will cooperate on the exchange of ISUP and TCAP signaling messages to facilitate interoperability of CCIS-based features between their respective networks, including all CLASS features and functions, to the extent each Party offers such features and functions to its Customers. All CCIS signaling parameters will be provided including, calling party number ("CPN"), originating line information ("OLI"), calling party category and charge number.

            5.4.4 Each Party shall provide trunk groups where available that are configured utilizing the B8ZS ESF protocol for 64 Kbps clear channel transmission to allow for ISDN interoperability between the Parties' respective networks.

            5.4.5 The Parties mutually agree to respect the privacy status of CPN transmitted via CCIS.

      5.5 Grades of Service

      The Parties shall initially engineer and shall jointly monitor and enhance all trunk groups consistent with the Joint Grooming Plan.

      5.6 Measurement and Billing

            5.6.1 For billing purposes, each Party shall pass Calling Party Number (CPN) information on each call carried over the Local/IntraLATA Trunks; provided that so long as the percentage of calls passed with CPN is greater than ninety percent (90%), all calls exchanged without CPN information shall be billed as either Local Traffic or IntraLATA Toll Traffic in direct proportion to the minutes of use of calls exchanged with CPN information.

            5.6.2 Measurement of billing minutes (except for originating 800/888 calls) shall be in actual conversation seconds. Measurement of billing minutes for originating 800/888 calls shall be in accordance with applicable tariffs.

            5.6.3 Where CPN is not available in a LATA for greater than 10% of the traffic, the Party sending the traffic shall provide factors to determine the jurisdiction, as well as local vs. toll distinction, of the traffic. Such factors shall be supported by call record details that will be made available for review upon request. Where a Party is passing CPN but the receiving Party is not properly receiving or recording the information, the Parties shall cooperatively work to correctly identify the traffic, and establish a mutually agreeable mechanism that will prevent improperly rated traffic. Notwithstanding this, if any improperly rated traffic occurs, the Parties agree to reconcile it.

      5.7 Reciprocal Compensation Arrangements -- Section 251(b)(5)

            5.7.1 Reciprocal Compensation only applies to the transport and termination of Local Traffic billable by BA or HARVARDNET which a Telephone Exchange Service Customer originates on BA's or HARVARDNET's network for termination on the other Party's network except as provided in Section 5.7.6 below. The Parties agree that the issue of what, if any, compensation is applicable to traffic handed off from one Party to the other Party, within a BA local calling area, for delivery to an Internet Service Provider (ISP) for carriage over the Internet is currently pending before the FCC. Until such time as the issue is resolved by the FCC or by an applicable order of the Commission or Court with jurisdiction over the appropriate compensation for such traffic exchange, the Parties agree that the Reciprocal Compensation arrangements contained in this subsection 5.7 shall not apply to such traffic. To the extent that either Party is unable to measure the volume of such traffic, the Parties agree to work cooperatively to estimate such traffic volume.

            5.7.2 The Parties shall compensate each other for transport and termination of Local Traffic in an equal and symmetrical manner at the rate provided in the Pricing Schedule. This rate is to be applied at the H-IP for traffic delivered by BA, and at the B-IP for traffic delivered by HARVARDNET. No additional charges, including port or transport charges, shall apply for the termination of Local Traffic delivered to the H-IP or the B-IP. When Local Traffic is terminated over the same trunks as intraLATA or interLATA toll, any port or transport or other applicable access charges related to the toll traffic shall be prorated to be applied only to the toll traffic.

            5.7.3 The Reciprocal Compensation arrangements set forth in this Agreement are not applicable to Switched Exchange Access Service or to any other IntraLATA calls originated on a third party carrier's network on a 1+ presubscribed basis or a casual dialed (10XXX or 101XXXX) basis. All Switched Exchange Access Service and all IntraLATA Toll Traffic shall continue to be governed by the rates, terms and conditions of the applicable federal and state tariffs.

            5.7.4 Each Party shall charge the other Party its effective applicable tariffed IntraLATA switched access rates for the transport and termination of all IntraLATA Toll Traffic

            5.7.5 The rates for termination of Local Traffic are set forth in the Pricing Schedule which is incorporated by reference herein.

            5.7.6 Compensation for transport and termination of all traffic which is subject to performance of INP by one Party for the other Party pursuant to Section 13.0 shall be as specified in Section 13.6.

            5.7.7 When either Party delivers seven (7) or ten (10) digit translated IntraLATA 800/888 service to the other Party for termination, the originating party shall provide the terminating Party with billing records in industry standard format (EMR) if required by the terminating Party. The originating Party may bill the terminating Party for the delivery of the traffic at local Reciprocal Compensation rates. The terminating Party may not bill the originating Party Reciprocal Compensation under this Agreement. The Party that is providing the 800/888 service shall pay the database inquiry charge per the Pricing Schedule to the Party that performed the database inquiry.

      5.8 Municipal Calling Service

      The Parties shall work cooperatively to facilitate each Party's public service obligations as required by the Department to provide its end user Customers with toll free Municipal Calling Service ("MCS"). Such cooperation shall include the sharing of certain account and toll free municipal ("TFM") codes on a daily or other mutually agreeable basis and working with other industry participants to satisfactorily resolve MCS related measurement and billing issues associated with implementation of IntraLATA presubscription.

6.0 TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO SECTION 251(c)(2)

      6.1 Scope of Traffic


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

      Section 6.0 prescribes parameters for certain trunk groups ("Access Toll Connecting Trunks") to be established over the Interconnections specified in
Section 4.0 for the transmission and routing of Exchange Access traffic between HARVARDNET Telephone Exchange Service Customers and Interexchange Carriers ("IXCs").

      6.2 Trunk Group Architecture and Traffic Routing

            6.2.1 The Parties shall jointly establish Access Toll Connecting Trunks by which, when the parties so desire, they may jointly provide tandem-transported Switched Exchange Access Services to Interexchange Carriers to enable such Interexchange Carriers to originate and terminate traffic from/to HARVARDNET's Customers.

            6.2.2 Access Toll Connecting Trunks shall be used solely for the transmission and routing of Exchange Access to allow HARVARDNET's Customers to connect to or be connected to the interexchange trunks of any Interexchange Carrier which is connected to an BA Access Tandem.

            6.2.3 The Access Toll Connecting Trunks shall be two-way trunks, and operated as one-way or two-way as mutually agreed by both Parties, connecting a Switch HARVARDNET utilizes to provide Telephone Exchange Service and Switched Exchange Access in a given LATA to an Access Tandem Switch BA utilizes to provide Exchange Access in such LATA.

            6.2.4 The Parties shall jointly determine which BA Access Tandem(s) will be sub-tended by each HARVARDNET Switch. HARVARDNET acknowledges that BA does not have an obligation to provide tandem service arrangements outside its tandem serving area.

      6.3 Meet-Point Billing Arrangements

            6.3.1 Ordering, facilities design, and billing arrangements for access services involving one or more exchange service providers in addition to BA or HARVARDNET with the exception of Tandem Switched Transit Traffic which is treated separately within this Agreement, shall (i) for multi-provider ordering and design situations, normally conform to the applicable guideline recommendations established by the Alliance for Telecommunications Industry Solutions ("ATIS") and published by Bellcore in document SR-STS-002643 entitled Multiple Exchange Carriers Ordering and Design Guidelines for Access Services - Industry Support Interface ("MECOD"), and (ii) for multi-carrier billing arrangements, shall normally conform to the relevant ATIS guideline recommendations published by Bellcore in document SR-STS-000983, entitled Multiple Exchange Carrier Access Billing ("MECAB").

            HARVARDNET and BA will work cooperatively to implement a single bill, multiple tariff scenario as described in MECAB using the New York State Intrastate Access Settlement Pool ("NYSIASP") as the billing vendor or a competitive billing vendor(s) selected by HARVARDNET, in lieu of (or in addition to) NYSIASP.

            6.3.2 Meet-Point Billing arrangements between the Parties for jointly provided Switched Exchange Access Services on Access Toll Connecting Trunks will be governed by the terms and conditions of a mutually agreeable arrangement which the Parties will cooperatively work to develop in accordance with the Meet-Point guidelines contained in the ordering and billing forum ("OBF's) MECAB and MECOD documents.

            6.3.3 Until and unless changed by the FCC, on a going forward basis, HARVARDNET shall retain one hundred percent (100%) of the Residual Interconnection Charge, in instances in which HARVARDNET provides the End Office switching.

7.0 TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC

7.1 Information Provider Services Interconnection

      This section describes interconnection to pay-per-call audiotex programs in which a vendor contracts with the Local Exchange Carrier to provide recorded announcement information or open discussion programs to the general public: these are not Internet services.

      In specific LATAs in the Bell Atlantic region, BA reserves exchanges 976, 550, 540, 970 and 940 for its Information Services Provider customers offering the services addressed in this section 7.1 and section 7.2.

            7.1.1 Routing and Provisioning

            Each Party shall route Information Service Traffic which originates on its own network to the appropriate information services platform(s) connected to the other Party's network. Where CLEC uses its own network facilities, CLEC will establish a direct trunk group to the Bell Atlantic information services tandem switch. This trunk group will be utilized to allow the CLEC to route Information Service Traffic originated on its network to BA. Where BA routing plans permit a combination of POTS and Information Provider traffic on such direct trunk groups, CLEC may route a combination of POTS and Information Provider traffic without establishing a separate direct trunk group exclusively for Information Provider data. However, in LATAs where BA requires direct trunks dedicated to Information Provider traffic, CLEC must establish direct, dedicated trunking for its Information Provider traffic. Such determinations will be at the sole discretion of Bell Atlantic, on a par with its established routing requirements in each LATA, and are subject to change.

            Where CLEC utilizes the BA network through the purchase of unbundled network elements, Information Service Traffic may be routed over BA information service trunks on a shared basis.

            7.1.2 Blocking

            Nothing in this Agreement shall restrict either Party from offering to its Exchange Service Customers the ability to block the completion of Information Service Traffic, whether Information Mass
Announcement Services or Variable Rated Information Services.

      7.2 Information Provider Services Billing Arrangements

      This section describes two varieties of cooperative billing arrangement to support interconnection to network services for recorded information programs.

            7.2.1 Billing and Usage Specifications

            The Parties shall adopt an Information Provider Usage and Billing Specification Agreement prior to implementing interconnection to network services for recorded information programs. With the mutual consent of both Parties, the Information Provider Usage and Billing Specification Agreement may be modified in the future.

            7.2.1.2 Information Mass Announcement Services

            Information Mass Announcement Service (IMAS), e.g. flat-rate 976 calls, is only available in the New York Metro LATA (LATA 132). Billing is based on the existing regulatory structure pursuant to the New York State P.S.C. No. 900 tariff.

                  a) For Information Mass Announcement Service, the Party ('Originating Party') on whose network the Information Services Traffic originated shall bill and collect such Information Provider charges and remit an amount equal to such charges to the Party ('Terminating Party') to whose information platform the Information Service Traffic terminated less the Information Service Billing and Collection fee set forth in the Pricing Schedule. The Terminating Party may bill the Originating Party for such charges. The Originating Party shall pay the Terminating party in full regardless of uncollectible items. This shall apply whether the originating party uses its own network or utilizes the other party's network through the purchase of unbundled network elements.

                  b) Upon request, the Party (Originating Party) on whose network the Information Service Traffic originated shall provide via electronic file transfer or magnetic tape or other means as available all recorded call detail information to the Party (Terminating Party) to whose information platform the Information Service Traffic terminated, at the standard price for record transmission. This data shall be in unrated EMR format per OBF/Bellcore standard.

            7.2.1.3 Variable Rated Information Services

            Variable Rated Information Services includes a variety of Information Provider Services offered in the Bell Atlantic region. Charges for these calls are made to the originating Exchange Service Customer on a per minute basis; rates are generally set by the individual program provider. Prior to implementing network interconnection to these services, CLEC and BA will establish either of the two cooperative billing arrangements described below:

                  7.2.1.3.1 Bundled Information Provider Billing Arrangement

                  a) The Party (Originating Party) on whose network the Information Service Traffic originated shall provide via electronic file transfer or magnetic tape or other means as available all recorded call detail information to the Party (Terminating Party) to whose information platform the Information Service Traffic terminated, at the standard price for record transmission. This data shall be in unrated EMR format per OBF/Bellcore standard. This shall apply whether the originating party uses its own network or utilizes the other party's network through the purchase of unbundled network elements.

                  b) The Terminating Party shall provide to the Originating Party via electronic file transfer or magnetic tape or other means as available all necessary information to bill the Information Service Traffic to the Originating Party's Customers pursuant to the Terminating Party's agreements with each Information Provider, at the standard price for record transmission. Information shall be provided in as timely a fashion as practical in order to facilitate record review and reflect actual prices set by the individual Information Providers. This data will consist of the EMR records previously delivered by the Originating Party, returned to the Originating Party in rated format where possible, or with appropriate indicators populated on error messages. No Billing and Collection fees will be applied to error messages. No taxes will be calculated or paid on the Originating Party's traffic.

                  c) The Originating Party shall bill and collect such Information Provider charges and remit the amounts collected to the Terminating Party less:

                        (1) The Information Services Billing and Collection fees
                  set forth on the Pricing Schedule; and

                        (2) Customer adjustments provided by the Originating
                  Party. Adjustments are made for subscriber-priced traffic only.

                  d) The Terminating Party shall calculate these charges and bill them to the Originating Party for remittance.

                  e) The Originating Party shall provide to the Terminating Party sufficient information regarding uncollectibles and customer adjustments, including the originating end user line number, the dialed Information Provider subscriber number, the amount to be adjusted against the Information Provider subscriber account, and the date and duration, for each call. Such amounts shall not include tax. The Terminating Party shall pass through the adjustments to the Information Provider. Limitations on the number of adjustments accepted from the Terminating Party's Exchange Service Customers, i.e. two adjustments per line, shall be applied equally to the acceptance of adjustments from the Originating Party's Exchange Service Customers, on a per line basis. However, if the Information Provider disputes such adjustments and refuses to accept such adjustments, the Originating Party shall reimburse the Terminating Party for all such disputed adjustments. Final resolution regarding all disputed adjustments shall be solely between the Originating Party and the Information Provider.

                  7.2.1.3.2 Unbundled Information Provider Billing Arrangement

                  a) The Terminating Party shall charge the originating Party $.03 per minute of use for switching access. These charges shall be calculated by the Terminating Company and billed to the Originating Company. These charges shall apply whether the Originating Party uses its own network or utilizes the other party's network through the purchase of unbundled network elements. Exchange Service Customer adjustments shall not apply to these charges.

                  b) Upon request from the Originating Party, the Terminating Party shall make available its Rating Service at a charge of $.03 per message plus a $15,000 non-recurring charge. Under Rating Service, the Originating Party shall provide to the Terminating Party via electronic file transfer or magnetic tape or other means as available recorded call detail information in unrated EMR format per OBF/Bellcore standard; the Terminating Party shall rate such calls placed by the Originating Party's Exchange Service

                  Customers and terminating to Information Provider services contracted with the Terminating Party, according to the rates established by such Information Providers. The Terminating Party shall then return the call records to the Originating Party, in rated format where possible, or with appropriate indicators populated on error messages. The Rating Service fee will be applied to all messages. In addition to the charges for Rating Service, standard charges will be made by the Terminating Party for the transmission and delivery of such records and files. The Terminating Party will not bill and collect for such rated calls. The Terminating Party will not calculate or pay taxes for such rated calls.

                  c) The Originating Party is responsible for all payments due the Information Providers to whose programs that Party's Exchange Service Customer places calls, and other obligations and relationships with such Information Providers.

                  d) Resolution regarding all Exchange Service Customer adjustments shall be solely between the Originating Party and the Information Provider.

      7.2 Tandem Transient Service ("Transit Service")

            7.2.1 "Transit Service" means the delivery of certain traffic between HARVARDNET and a LEC by BA over the Local/IntraLATA/InterLATA Trunks. The following traffic types will be delivered: (i) Local Traffic or IntraLata Toll Traffic originated from HARVARDNET to such LEC and (ii) Local Traffic or IntraLATA Toll Traffic originated from such LEC and terminated to HARVARDNET.

            7.2.2 Subject to Section 7.2.4, the Parties shall compensate each other for Transit Service as follows:

            (a) HARVARDNET shall pay BA for Local InterLATA and IntraLATA Toll Traffic HARVARDNET originated over the Transit Service at the rate specified in the Pricing Schedule plus any additional charges or costs such terminating LEC imposes or levies on BA for the delivery or termination of such traffic, including any switched access charges.

            (b) BA shall pay HARVARDNET for Local, InterLATA, or IntraLATA Toll Traffic terminated to HARVARDNET from such LEC at the appropriate Reciprocal Compensation rates described in Section 5.7.

            7.2.3 While the Parties agree that it is the responsibility of a LEC to enter into


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

arrangements to deliver Local Traffic to HARVARDNET, they acknowledge that such arrangements are not currently in place and an interim arrangement is necessary to ensure traffic completion. Accordingly, until the earlier of (i) the date on which either Party has entered into an arrangement with such LEC to deliver Local Traffic to HARVARDNET or (ii) one hundred and eighty (180) days after the Interconnection Activation Date, BA will deliver and HARVARDNET will terminate Local Traffic originated from such LEC without charge to one another.

            7.2.4 BA expects that all networks involved in Transit Service will deliver each call to each involved network with CCIS and the appropriate TCAP message to facilitate full interoperability of those services supported by BA as noted in Section 1.12 and billing functions. In all cases, HARVARDNET is responsible to follow the EMR standard and exchange records with both BA and the terminating LEC to facilitate the billing process to the originating network.

            7.2.5 For purposes of this Section 7.2, BA agrees that it shall make available to HARVARDNET, at HARVARDNET's sole option, any transiting arrangement BA offers to another LEC at the same rates, terms and conditions provided to such other LEC.

      7.3 Dedicated Transit Service

            7.3.1 "Dedicated Transit Service" provides for the dedicated connection between a HARVARDNET collocation arrangement established pursuant to applicable tariffs and/or license agreements at a BA premises and a collocation arrangement of a third party carrier that maintains a collocation arrangement at the same premises. Dedicated Transit Service shall be provided using a cross-connection (dedicated connection) using suitable BA-provided cable or transmission facilities or any other mutually agreed upon arrangement

            7.3.2 The carrier that requests the Dedicated Transit Service shall be the customer of record for both ends of the service in terms of ordering, provisioning, maintenance, and billing. Alternative arrangements may be utilized if agreed upon by all three parties.

      7.4 911/E911 Arrangements

            7.4.1 To the extent required by applicable law, HARVARDNET will interconnect to the BA 911/E911 selective router/911 tandems which serve the areas in which HARVARDNET provides exchange services , for the provision of 911/E911 services and for access to all sub-tending Public Safety Answering Points ("PSAPs"). BA will provide HARVARDNET with the appropriate CLLI codes and specifications of the tandem serving area.

            7.4.2 Path and route diverse interconnections for 911/E911 shall be made at the H-IP, the B-IP, or other points as necessary and mutually agreed.

            7.4.3 BA will provide HARVARDNET with an electronic interface through which HARVARDNET shall input and provide a daily update of 911/E911 database information related to appropriate HARVARDNET Customers. BA will provide HARVARDNET with the Master Street Address Guide ("MSAG") so that HARVARDNET can ensure the accuracy of the data transfer. Additionally, BA shall assist HARVARDNET in identifying the appropriate person in each municipality for the purpose of obtaining the ten-digit Subscriber number of each PSAP.

            7.4.4 BA and HARVARDNET will use their best efforts to facilitate the prompt, robust, reliable and efficient interconnection of HARVARDNET systems to the 911/E911 platforms.

            7.4.5 HARVARDNET will compensate BA for connections to its 911/E911 System pursuant to the rules set forth in Mass. DPU Order 96-73/74/75, et al., at 70 dated 12/4/96 (the "Phase IV Consolidated Order).

            7.4.6 HARVARDNET will comply with all applicable rules and regulations pertaining to the provision of 911/E911 services in the Commonwealth of Massachusetts.

8.0 JOINT NETWORK CONFIGURATION AND GROOMING PLAN; AND INSTALLATION, MAINTENANCE, TESTING AND REPAIR.

      8.1 Joint Network Configuration and Grooming Plan. Within six (6) months of the date of the Agreement, or as mutually agreed to by the Parties, HARVARDNET and BA shall jointly develop a grooming plan (the "Joint Grooming Plan"). From time to time the Parties may upon mutual agreement, modify the Joint Grooming plan so that interconnection between them is accomplished in a manner, which remains efficient, reliable and incorporating the then emerging technologies which shall define and detail, inter alia,

      (a) agreement on Physical Architecture consistent with the guidelines defined in Section 4.0;

      (b) standards to ensure that Interconnection trunk groups experience a grade of service, availability and quality which is comparable to that achieved on interoffice trunks within BA's network and in accord with all appropriate relevant industry-accepted quality, reliability and availability standards;

      (c) the respective duties and responsibilities of the Parties with respect to the administration and maintenance of the trunk groups, including but not limited to standards and procedures for notification and discoveries of trunk disconnects;

      (d)   disaster recovery provision escalations;

      (e)   such other matters as the Parties may agree;

The initial mutual interconnection is not dependent upon completion of the Grooming Plan.


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

      8.2 Installation, Maintenance, Testing and Repair.

BA's standard intervals as set forth in attached will be utilized in connection with the establishment of all Interconnection trunking arrangements between the Parties. HARVARDNET shall meet the same intervals for comparable installations, maintenance, joint testing, and repair of its facilities and services associated with or used in conjunction with Interconnection or shall notify BA of its inability to do so and will negotiate such intervals in good faith.

      8.3 The Parties will carefully review the Network Reliability Council's recommendations and, as part of the Joint Grooming Plan implement them where technically and economically feasible.

9.0 UNBUNDLED ACCESS -- SECTION 251(c)(3)

      Pursuant to Section 251 (c)(3), BA shall provide nondiscriminatory access to Network Elements on an Unbundled basis at any technically feasible point on rates, terms and conditions that are just, reasonable and nondiscriminatory in accordance with the terms an conditions of this Agreement and Section 252 of the Act.

      9.1 Local Link Transmission Types

      Subject to Section 9.5, BA shall allow HARVARDNET to access the following Link types (in addition to those Links available under applicable tariffs) unbundled from local switching and local transport in accordance with the terms and conditions set forth in this Section 9.0.

            9.1.1 "2-Wire Switched Analog Voice Grade Links" or "Analog 2W" ("SVGAL") which support analog transmission of 300-3000 Hz, repeat link start, link reverse battery, or ground start seizure and disconnect in one direction (toward the End Office Switch), and repeat ringing in the other direction (toward the Customer). Analog 2W include Links sufficient for the provision of PBX trunks, pay telephone lines and electronic key system lines.

            9.1.2 "4-Wire Switched Analog Voice Grade Links" or "Analog 4W" ("SVGAL") which support transmission of voice grade signals using separate transmit and receive paths and terminate in a 4-wire electrical interface.

            9.1.3 "2-Wire ISDN Digital Grade Links" or "BRI ISDN" which support digital transmission of two 64 Kbps bearer channels and one 16 Kbps data channel. BRI ISDN is a 2B+D Basic Rate Interface-Integrated Services Digital Network ("BRI-ISDN") Link which will meet national ISDN standards and conform to ANSI T1.601-1992 & T1E1.4 90-004R3.

            9.1.5 Links will be offered on the terms and conditions specified herein and on such other terms in applicable tariffs that are not inconsistent with the terms and conditions set forth herein. BA shall make Links available to HARVARDNET at the rates specified in the Pricing Schedule, as amended from time to time, subject to the provisions of Section 9.9 or as subsequently determined by the Department.

      9.2 ADSL and HDSL

            9.2.1 The Parties acknowledge that ADSL is not currently deployed for use in the BA network. If the issues surrounding deployment of ADSL in BA's network are satisfactorily resolved and ADSL is deployed, BA shall allow HARVARDNET to access ADSL Links unbundled from local switching and local transport in accordance with the terms and conditions set forth in this Section
9.0 and pursuant to the development of BA technical requirements (e.g., TR72575).

            9.2.2 "2-Wire ADSL-Compatible Link" or "ADSL 2W" is a transmission path which facilitates the transmission of up to a 6 Mbps digital signal downstream (toward the Customer) and up to approximately a 1 Mbps digital signal upstream (away from the Customer) while simultaneously carrying an analog voice signal. An ADSL-2W is provided over a 2-Wire non-loaded twisted copper pair provisioned using revised resistance design guidelines. An ADSL-2W terminates in a 2-wire electrical interface at the Customer premises and at the BA Central Office frame.. ADSL compatible Links are only available where existing copper facilities can meet revised resistance guidelines. Equipment connecting to an ADSL-2W shall meet the Power Spectral Density mask specifications in T1 LB 652 or T1 LB 653.

            9.2.3 "2-Wire HDSL-Compatible Link" or "HDSL 2W" is a transmission path which facilitates the transmission of a 768 Kbps digital signal over a 2-Wire non-loaded twisted copper pair meeting the specifications in ANSI T1E1 Committee Technical Report Number 28 / T1E1.4/92-002R3. HDSL compatible Links are available only where existing copper facilities can meet the T1E1 Technical Report Number 28 specifications.

            9.2.4 "4-Wire HDSL-Compatible Link" or "HDSL 4W" is a transmission path which facilitates the transmission of a 1.544 Mbps digital signal over two 2-Wire non-loaded twisted copper pairs meeting the specifications in ANSI T1E1 Committee Technical Report Number 28. HDSL compatible Links are available only where existing copper facilities can meet the specifications.

            9.2.5 HDSL and ADSL compatible links will be offered on the terms and conditions specified herein and on such other terms in applicable tariffs that are not inconsistent with the terms and conditions set forth herein. BA shall make such links available to HARVARDNET at rates approved by the DPU, as amended from time to time.

      9.3 Port Types

      BA shall make available to HARVARDNET unbundled Ports in accordance with the terms and conditions of and at the rates specified in the Pricing Schedule.


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

      9.4 Private Lines, Special Access and Switched Transport

      BA shall provide unbundled private lines, special access and switched local transport from the trunk side of its switches in accordance with the terms and conditions of and at the rates specified in applicable tariffs.

      9.5 Limitations on Unbundled Access

            9.5.1 Unless otherwise permitted by the DPU or FCC, HARVARDNET may not cross-connect a BA-provided Link to a BA- provided Port but instead shall purchase a network access line under applicable tariffs.

            9.5.2 BA shall only be required to provide Links and Ports where such Links and Ports are available.

      9.5.3 HARVARDNET shall access BA's unbundled Network Elements specifically identified in this Agreement via Collocation in accordance with Section 12.0 at the BA Wire Center where those elements exist and each Link or Port shall be delivered to HARVARDNET's Collocation node by means of a Cross Connection which in the case of Links, is included in the rates set forth in the Pricing Schedule or via such other alternative arrangement(s) as the Parties may mutually agree, or FCC rules, the ACT or DPU rules may otherwise require.

            9.5.4 BA shall provide HARVARDNET access to its unbundled Links at each of BA's Wire Centers. In addition, if HARVARDNET requests one or more Links serviced by Integrated Digital Link Carrier or Remote Switching technology deployed as a Link concentrator, BA shall, where available, move the requested Link(s) to a spare, existing physical Link at no charge to HARVARDNET. If, however, no spare physical Link is available, BA shall within three (3) Business days of HARVARDNET's request notify HARVARDNET of the lack of available facilities. HARVARDNET may then at its discretion make a Network Element Bona Fide Request to BA to provide the unbundled Link through the demultiplexing of the integrated digitized Link(s). HARVARDNET may also make a Network Element Bona Fide Request for access to unbundled Links at the Link concentration site point. Notwithstanding anything to the contrary in this Agreement, the provisioning intervals set forth in Section 9.7 and the Performance Interval Dates and Performance Criteria set forth in Section 27.0 shall not apply to unbundled Links provided under this Section 9.5.4.

            9.5.5 If HARVARDNET orders a Link type and the distance requested on such Link exceeds the transmission characteristics as referenced in the corresponding Technical Reference specified below, distance extensions may be required and additional rates and charges shall apply as set forth on the Pricing Schedule. Parties agree that full technical solutions may not be available for HDSL and ADSL for these arrangements at the signing of this agreement, but will make a good faith effort to implement such solutions.


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

      Link Type                     Technical Reference/Limitation
      Electronic Key Line           2.5 miles
      ISDN                          Bellcore TA-NWT-000393
      HDSL 2W                       T1E1 Technical Report Number 28
      HDSL 4W                       T1E1 Technical Report Number 28
      ADSL 2W                       ANSI T1.413-1995 Specification

      9.6 Availability of Other Network Elements on an Unbundled Basis

            9.6.1 BA shall, upon request of HARVARDNET, at any technically feasible point provide to HARVARDNET access to its Network Elements on an unbundled basis for the provision of HARVARDNET's Telecommunications Service. Any request by HARVARDNET for access to a BA Network Element that is not already available shall be treated as a Network Element Bona Fide Request. HARVARDNET shall provide BA access to its Network Elements as mutually agreed by the Parties or as required by the Act, Department or FCC.

            9.6.2 A Network Element obtained by one Party from the other Party under this Section 9.6 may be used in combination with the facilities of the requesting Party only to provide a Telecommunications Service, including obtaining billing and collection, transmission, and routing of the Telecommunications Service.

            9.6.3 Notwithstanding anything to the contrary in this Section 9.6, a Party shall not be required to provide a proprietary Network Element to the other Party under this Section 9.5 except as required by the Act, Department or FCC.

      9.7 Provisioning of Unbundled Links

      The following coordination procedures shall apply for new unbundled Links and the conversions of "live" Telephone Exchange Services to unbundled Links (herein after referred to as "hot cuts"):

            9.7.1 HARVARDNET shall request unbundled Links from BA by delivering to BA a valid electronic transmittal Service Order using the BA electronic ordering platform (as cooperatively designed and implemented to meet the minimum requirements for information exchange needed to order and provision services to certified local exchange carriers and enhanced to support industry standards as developed for interconnection services) or another mutually agreed upon system. Within two (2) business days of BA's receipt of a Service Order, BA shall provide HARVARDNET the firm order commitment ("FOC") date according to the applicable Performance Interval Dates set forth in Schedule 27.0 by which the Link(s) covered by such Service Order will be installed.

            9.7.2 BA agrees to accept from HARVARDNET at the time the service request is submitted for scheduled conversion of hot cut unbundled Link orders, a desired date and time (the "Scheduled Conversion Time") in the "A.M." (12:01 am to 12:00 noon) or "P.M." (12:01pm


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

to 12:00 midnight) (as applicable, the "Conversion Window") for the hot cut.

            9.7.3 BA shall test for HARVARDNET dial tone at the POT Bay by testing through the tie cable provisioned between the BA main distributing frame and the HARVARDNET expanded interconnection node forty-eight (48) hours prior to the Scheduled Conversion Time.

            9.7.4 Not less than one hour prior to the Scheduled Conversion Time, either Party may contact the other Party and unilaterally designate a new Scheduled Conversion Time (the "New Conversion Time"). If the New Conversion Time is within the Conversion Window, no charges shall be assessed on or waived by either Party. If, however, the New Conversion Time is outside of the Conversion Window, the Party requesting such New Conversion Time shall be subject to the following:

            If BA requests the New Conversion Time, the applicable Service Order Charge shall be waived; and

            If HARVARDNET requests the New Conversion Time, HARVARDNET shall be assessed a Service Order Charge in addition to the Service Order Charge that will be incurred for the New Conversion Time.

            9.7.5 Except as otherwise agreed by the Parties for a specific conversion, such as large cutovers of ten lines or more that have negotiated intervals, the Parties agree that the time interval expected from disconnection of BA's "live" Telephone Exchange Service to the connection of an unbundled Network Element at the HARVARDNET Collocation node's POT Bay will be accomplished within a window of time of sixty (60) minutes or less through the end of this Agreement. If a conversion exceeds the specified interval and such delay is caused solely by BA (and not by a contributing Delaying Event (as defined in Section 27.4)), BA shall waive the applicable Service Order Charge for such element. If HARVARDNET has ordered INP with the installation of a Link, BA will coordinate the implementation of INP the Link conversion during the above stated intervals at no additional charge.

            9.7.6 If either Party requests or approves the other Party technician to perform services in excess of or not otherwise contemplated by the Service Order charge, either Party may charge the other Party for any additional and reasonable labor charges to perform such services.

            9.7.7 If as the result of end user actions, (e.g., Customer not ready ["CNR"]), BA cannot complete requested work activity when a technician has been dispatched to the site HARVARDNET will be assessed a non-recurring charge associated with this visit. This charge will be the sum of the Service Order Charge and Premises Visit Charge as specified in DPU No. 10., Part M, Section 1.3.

            9.7.8 Until such time as the Department approves a non-recurring unbundled network element Service Order Charge(s) an interim non-recurring service order charge shall


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

apply on a per link or other unbundled element basis. The interim service order charge rate shall equal the Service Ordering Charge to install a business network access line as specified in D.P.U. No. 10, Part M Section 1.3.

      9.8 Maintenance of Unbundled Network Elements

      If (i) HARVARDNET reports to BA a Customer trouble, (ii) HARVARDNET requests a dispatch, (iii) BA dispatches a technician, and (iv) such trouble was not caused by BA's facilities or equipment in whole or in part, then HARVARDNET shall pay BA a trip charge of $60.00 and $29.15 per quarter hour for time associated with said dispatch beyond the first 1/2 hour. In addition this charge also applies when the end user contact as designated by HARVARDNET is not available at the appointed time. HARVARDNET accepts responsibility for initial trouble isolation and providing BA with appropriate dispatch information based on their test results. If as the result of HARVARDNET instructions, BA is erroneously requested to dispatch within a BA Central Office or to a POT Bay ("dispatch in"), a charge of $100.00 per occurrence will be assessed to HARVARDNET's by BA. BA agrees to respond to HARVARDNET's trouble reports on a non-discriminatory basis consistent with the manner in which it provides service to its own retail customers or any other Telecommunications Carrier.

      9.9 True-Up of Monthly Unbundled Link Charges for Massachusetts

            9.9.1 BA and HARVARDNET agree to provide true-ups to one another for all Links purchased in Massachusetts by HARVARDNET, through the end of the initial term of this Agreement up to:

                  a) the date of the Initial Link Rate Decision, as defined in
                  Section 9.9.3; and or

                  b) the date of the Final Link Rate Decision, as defined in
                  Section 9.9.4.

            9.9.2 "Current Monthly Rate" is $16.50.

                  9.9.2.1 Notwithstanding the foregoing paragraph 9.9.2, nothing in this Agreement shall be construed to imply that HARVARDNET agrees that the rate referenced in Section 9.9.2 is a reasonable or appropriate charge for unbundled Links.

            9.9.3 "Initial Link Rate Decision" is any decision of the Department establishing any interim monthly Link rates which is issued subsequent to the date of the execution of this Agreement and before the expiration of the initial term of this Agreement.

            9.9.4 "Final Link Rate Decision" represents the lower of any of the following which occur during the initial term of this Agreement:

                  a) a decision of the Department establishing permanent monthly link


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

                        rates which is issued subsequent to either the date of this Agreement or the Initial Link Rate Decision as modified by any rulings by the FCC or appeals ruled upon in any federal or state court of competent jurisdiction,

                  b) any Link rate established through arbitration between BA and a third party that is approved by a ruling of the Department, the FCC or any federal or state court of competent jurisdiction.

            9.9.5 "Initial Link Months" represents the cumulative sum of total links in service to HARVARDNET each month for the period beginning on the effective date of this Agreement and ending at the date of the Initial Link Rate Decision. For example, if 10 Links are in service each month for 5 months, the number of Link Months would equal 50.

            9.9.6 "Final Link Months" represents the cumulative sum of total links in service to HARVARDNET each month for the period beginning on the effective date of the Agreement and ending at the date of the Final Link Rate Decision.

            9.9.7 "Initial Per-Link True-up" represents the difference between the Current Monthly Rate and the rate established under the Initial Link Rate Decision.

            9.9.8 "Final Per-Link True-up" represents the difference between the rate established under any Initial Link Rate Decision and the Final Link Rate Decision; or the difference between the Current Monthly Rate and the Final Link Rate Decision absent any Initial Link Rate Decision.

            9.9.9 "Initial True-up Amount" is the product amount calculated by multiplying Initial Link Months by the Initial Per-Link True-up.

            9.9.10 "Final True-up Amount" is the product amount calculated by multiplying Final Link Months by the Final Per-Link True-up.

            9.9.11 BA agrees to pay HARVARDNET and HARVARDNET agrees to pay BA the Initial True-up Amount as applicable within thirty (30) days of the Initial Link Rate Decision.

            9.9.12 BA agrees to pay HARVARDNET and HARVARDNET agrees to pay BA the Final True-up Amount as applicable within thirty (30) days of any Final Link Decision.

            9.9.13 HARVARDNET and BA will track the number of Link Months on a prospective basis up until payment of the Final True-up Amount.

      9.10 Acknowledgments Related to Unbundled Network Elements

            9.10.1 HARVARDNET acknowledges that BA's provision of unbundled links provides it with local loop transmission from the central office to the customer's premises, unbundled from local switching or other services.

            9.10.2 HARVARDNET acknowledges that BA's provision of unbundled switched transport provides it with local transport from the trunk side of a wireline local exchange carrier switch unbundled from switching or other services.

            9.10.3 HARVARDNET acknowledges that BA's provision of unbundled line-side ports and unbundled trunk-side ports provides them local switching unbundled from transport, local loop transmission and other services.

            9.10.4 HARVARDNET acknowledges that the Network Element Bona Fide Request Process established pursuant to this Agreement satisfies certain requirements of the Act to provide unbundled network elements.

10.0 RESALE -- SECTIONS 251(c)(4) and 251(b)(1)

      10.1 Availability of Wholesale Rates for Resale

      BA shall offer to HARVARDNET for resale at wholesale rates its local exchange telecommunications services, as described in Section 251(c)(4) of the Act, at the rates set forth in the Pricing Schedule, pending approval by the Department of permanent resale rates, pursuant to the terms and conditions of BA's applicable tariffs which it expects to file during the term of this Agreement. . BA shall make such resale arrangements available to HARVARDNET as soon as it makes such resale service available in the Commonwealth of Massachusetts. Pending approval of such permanent resale rates and tariffs BA shall offer. HARVARDNET resale arrangements as set forth in the Interim Resale Agreements filed with the Department, or as otherwise provided herein.

      10.2 Availability of Retail Rates for Resale

      Each Party shall make available its Telecommunications Services for resale at retail rates to the other Party in accordance with Section 251(b)(1) of the Act in accordance with each Party's applicable approved tariffs.

11.0 NOTICE OF CHANGES -- SECTION 251(c)(5)

      If a Party makes a change in its network which it believes will materially affect the inter-operability of its network with the other Party, the Party making the change shall provide at least ninety (90) days advance written notice of such change to the other Party. In addition, the


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

Parties will comply with the Network Disclosure rules adopted by the FCC in CC Docket No. 86-79 as may be amended from time to time.

12.0 COLLOCATION -- SECTION 251(c)(6)

      12.1 Upon request, BA shall provide to HARVARDNET Physical Collocation for its transport facilities and equipment, pursuant to the terms and conditions of BA's applicable tariffs on file with the FCC and the Department as necessary for Interconnection (pursuant to Section 4.0) or for access to unbundled Network Elements (pursuant to Section 9.0). BA may provide for Virtual Collocation if BA demonstrates to the Department that Physical Collocation is not practical for technical reasons or because of space limitations, as provided in Section 251(c)(6) of the Act. Upon request by HARVARDNET and to the extent technically feasible and as space permits, BA shall provide collocation at additional locations for placement of such equipment and alternative physical collocation arrangements.

      12.2 Although not required to do so by Section 251(c)(6) of the Act, by this Agreement, HARVARDNET agrees to provide to BA upon BA's Network Element Bona Fide Request, Collocation of equipment for purposes of Interconnection (pursuant to Section 4.0) on a non-discriminatory basis and at comparable rates, terms and conditions as HARVARDNET may provide to other common carriers. HARVARDNET shall provide such Collocation subject to applicable tariffs or contracts.

      12.2 The Collocating Party shall provide its own or third-party leased transport facilities and terminate those transport facilities in equipment located in its Physical Collocation space at the Housing Party's premises as described in applicable tariffs or contracts and purchase Cross Connection to services or facilities as described in applicable tariffs or contracts.

13.0 NUMBER PORTABILITY -- SECTION 251(b)(2)

      13.1 Scope

            13.1.1 The Parties shall provide Number Portability on a reciprocal basis to each other to the extent technically feasible, and in accordance with rules and regulations as from time to time prescribed by the FCC and/or the Department.

            13.1.2 Until Number Portability is implemented by the industry pursuant to regulations issued by the FCC or the Department, the Parties agree to provide Interim Telephone Number Portability ("INP") to each other through remote call forwarding, route indexing, and full NXX code migration at the prices listed in the Pricing Schedule.

            13.1.3 Once Number Portability is implemented pursuant to FCC or Department regulation, either Party may withdraw, at any time and at its sole discretion, its INP offerings, subject to advance notice to the other Party and coordination to allow the seamless and transparent conversion of INP Customer numbers to Number Portability. Upon implementation


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

of Number Portability pursuant to FCC regulation, both Parties agree to conform and provide such Number Portability.

      13.2 Procedures for Providing INP Through Remote Call Forwarding

      HARVARDNET and BA will provide INP through Remote Call Forwarding as follows:

            13.2.1 A Customer of one Party ("Party A") elects to become a Customer of the other Party ("Party B"). The Customer elects to utilize the original telephone number(s) corresponding to the Exchange Service(s) it previously received from Party A, in conjunction with the Exchange Service(s) it will now receive from Party B. Upon receipt of confirmation of a service order from the Customer (and an associated service order) assigning the number to Party B, Party A will implement an arrangement whereby all calls to the original telephone number(s) will be forwarded to a new telephone number(s) designated by Party B. It is Party B's responsibility to maintain a file of all service orders and Party A may request, upon reasonable notice, a copy of the service order to be used solely for the purpose of examining compliance with this section. Party A will route the forwarded traffic to Party B over the appropriate Telephone Exchange Service Trunks as if the call had originated on Party A's network.

      13.2.2 Party B will become the customer of record for the original Party A telephone numbers subject to the INP arrangements. Party A shall use its reasonable efforts to consolidate into as few billing statements as possible all collect, calling card, and 3rd-number billed calls associated with those numbers, with sub-account detail by retained number. At Party B's sole discretion, such billing statement shall be delivered to Party B in an agreed-upon format via either electronic file transfer, daily magnetic tape, or monthly magnetic tape.

            13.2.3 Party A will update its Line Information Database ("LIDB") listings for retained numbers, and restrict or cancel calling cards associated with those forwarded numbers as directed by Party B.

            13.2.4 Within two (2) business days of receiving notification from the Customer, Party B shall notify Party A of the Customer's termination of service with Party B, and shall further notify Party A as to that Customer's instructions regarding its telephone number(s). Party A will reinstate service to that Customer, cancel the INP arrangements for that Customer's telephone number(s), or redirect the INP arrangement to another INP-participating-LEC pursuant to the Customer's instructions at that time.

      13.3 Procedures for Providing INP Through Route Indexing

      Upon mutual agreement, BA will deploy a Route Index arrangement as mutually agreed upon, which combines direct trunks, provisioned between BA's and HARVARDNET's End Offices, with trunk side routing translations and full functionality for those CLASS services available in the BA switch. Under this arrangement, inbound calls to a ported number will be pointed at a route index that sends the call to a dedicated trunk group, built as a direct final, for the sole purpose of facilitating completion of calls to a ported number. BA will coordinate with HARVARDNET to provide this solution in a mutually agreeable and administratively manageable manner (e.g., NXX level) so as to minimize switch resource utilization for both Parties.

      13.4 Procedures for Providing INP Through Full NXX Code Migration

      Where either Party has activated an entire NXX for a single Customer, or activated a substantial portion of an NXX for a single Customer with the remaining numbers in that NXX either reserved for future use or otherwise unused, if such Customer chooses to receive service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to appropriate industry lead-times for movements of NXXs from one switch to another.

      13.5 Other Interim Number Portability Options

      HARVARDNET may also request Direct Inward Dial Trunks pursuant to applicable tariffs. If information or interim number portability is made available to any Party for information services tariff (e.g., 976), it will be made available to HARVARDNET.

      13.6 Receipt of Terminating Compensation on Traffic to INP'ed Numbers

      The Parties agree that the prices set forth in the Pricing Schedule shall apply for each number ported.

      The Parties agree that under INP terminating compensation on calls to INP'ed numbers should be received by each Customer's chosen LEC as if each call to the Customer had been originally addressed by the caller to a telephone number bearing an NPA-NXX directly assigned to the Customer's chosen LEC. In order to accomplish this objective where INP is employed, the Parties shall utilize the process set forth in this Section 13.6 whereby terminating compensation on calls subject to INP will be passed from the Party which performs the INP (the "Performing Party") to the other Party for whose Customer the INP is provided (the "Receiving Party").

            13.6.1 The Parties shall individually and collectively track and quantify INP traffic between their networks based on the CPN of each call by identifying CPNs which are INP'ed numbers. The Receiving Party shall charge the Performing Party for each minute of INP traffic at the INP Traffic Rate specified in Section 13.6.3 in lieu of any other compensation charges for terminating such traffic.

            13.6.2 By the Interconnection Activation Date in each LATA, the Parties shall jointly estimate for the prospective year, based on historic data of all traffic in the LATA, the percentages of such traffic that if dialed to telephone numbers bearing NPA-NXXs directly assigned to a Receiving Party (as opposed to the INP'ed number) would have been subject to (i)


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

Local Traffic exchanged between the Parties ("Local Reciprocal Traffic"), (ii) IntraLATA Toll Traffic exchanged between the Parties ("IntraLATA Toll Reciprocal Traffic"), (iii) appropriate intrastate FGD charges ("Intra Traffic"), (iv) interstate FGD charges ("Inter Traffic"), or (v) handling as Local Traffic under transiting arrangements between the Parties ("Transit Traffic"). For the purposes of this section only, HARVARDNET'S intra-switch INP traffic should be treated as Transit Service and assumed to be zero. On the date which is six (6) months after the Interconnection Activation Date, and thereafter on each succeeding six month anniversary of such Interconnection Activation Date, the Parties shall establish new INP traffic percentages to be applied in the prospective six (6) month period, based on actual INP traffic percentages from the preceding six (6) month period.

            13.6.3 The INP Traffic Rate shall be equal to the sum of:

            (Local Reciprocal Traffic percentage times the Local Reciprocal Compensation Rate set forth in the Pricing Schedule) plus (IntraLATA Toll Reciprocal Traffic percentage times the Reciprocal Compensation Rate set forth in the Pricing Schedule) plus (Intra Traffic percentage times BA's effective intrastate FGD rates) plus (Inter Traffic percentage times BA's effective interstate FGD rates).

A rate of zero shall be applied to the Transit Traffic percentage.

      13.7 True-up of Monthly INP Costs

            13.7.1 Until such time as a competitively neutral cost recovery mechanism is implemented pursuant to a DPU or FCC order ("the Interim Recovery Period"), the parties shall track and record the cumulative sum of ported numbers provided via an INP functionality to each other each month for the purpose of calculating an INP true-up amount that the party providing an INP functionality may then be entitled to bill and receive under such DPU or FCC order. The true-up amount shall equal the sum of the ported numbers provided to the party receiving the INP functionality, multiplied by the number of months applicable to each ported number during the Interim Recovery Period, multiplied by the Final INP Rate set by the DPU or FCC. Numbers ported prior to February 1, 1997, shall be provided at the prices listed in the Pricing Schedule.

            13.7.2 In the event the DPU or FCC establishes a competitively neutral cost recovery mechanism which allows recovery of amounts for the provision of INP functionalities different from those amounts listed for such functionalities in the Pricing Schedule, the Parties shall adopt such different amounts in accordance with such competitively neutral cost recovery mechanism. Should the FCC or DPU adopt a competitively neutral cost recovery mechanism for INP which differs from that stipulated to by the Parties herein, the Parties shall adopt such a mechanism pursuant to said order in lieu of the payment arrangements outlined in this Section 13.0.

14.0 NUMBER RESOURCES ASSIGNMENTS


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      BA shall continue to assign to HARVARDNET NXX codes in accordance with national guidelines at no charge.

15.0 DIALING PARITY -- SECTION 251(b)(3)

      BA shall provide Local Dialing Parity as required under Section 251(b)(3) of the Act in the following manner: Telephone numbers are provided pursuant to
Section 13.0; Directory Assistance is provided pursuant to Section 19.2; Directory Listings are provided pursuant to Section 19.1; and Operator Services are provided to Sections 19.2.4 and 19.2.6.

16.0 ACCESS TO RIGHTS-OF-WAY -- SECTION 251(b)(4)

      Each Party shall provide the other Party access to its poles, ducts, rights-of-way and conduits it owns or controls, to the extent permitted by law and as required by Section 224 of the Act or Department Order, on terms, conditions and prices comparable to those offered to any other entity pursuant to each Party's applicable tariffs and/or standard agreements with such entities.

17.0 DATABASES AND SIGNALING

      BA shall provide HARVARDNET with interfaces to access BA's databases, including LIDB and 800/888, as well as DCAS for ordering and provisioning purposes, and associated signaling necessary for the routing and completion of HARVARDNET's traffic through the provision of SS7 under its applicable tariffs.

18.0 REFERRAL ANNOUNCEMENT

      When a Customer changes its service provider from BA to HARVARDNET, or from HARVARDNET to BA, and does not retain its original telephone number, the Party formerly providing service to such Customer shall provide a referral announcement ("Referral Announcement") on the abandoned telephone number which provides details on the Customer's new number. Referral Announcements shall be provided reciprocally, free of charge to either the other Party or the Customer, for a period of not less than four (4) months after the date the Customer changes its telephone number in the case of business Customers and not less than sixty (60) days after the date the Customer changes its telephone number in the case of residential Customers. However, if either Party provides Referral Announcements for a period different than the above respective periods when its Customers change their telephone numbers, such Party shall provide the same level of service to Customers of the other Party.

19.0 DIRECTORY SERVICES ARRANGEMENTS

      BA will provide certain directory services to HARVARDNET as defined herein. In this Section 19 of this Agreement, references to HARVARDNET Customer telephone numbers means telephone numbers falling within NXX codes directly assigned to HARVARDNET and to numbers


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which are retained by HARVARDNET on the Customer's behalf pursuant to Interim
Telephone Number Portability arrangements described in Section 13 of this Agreement.

      19.1 Directory Listings and Directory Distributions

            19.1.1 BA will include HARVARDNET's Customers telephone numbers in all of its "White Pages" and "Yellow Pages" directory listings (including electronic directories) and directory assistance databases associated with the areas in which HARVARDNET provides services to such Customers, and will distribute such directories to such Customers, in an identical and transparent manner in which it provides those functions for its own Customers' telephone numbers.

            19.1.2 BA will include all HARVARDNET NXX codes on appropriate existing calling charts in the BA Customer Guide section of the directory in the same manner as it provides this information for its own NXX codes.

            19.1.3 HARVARDNET will provide BA with its directory listings according to Section 19.1.5 and daily updates to those listings (including new, changed, and deleted listings) in a mutually agreed upon format at no charge. BA may use such publicly available information in the manner and to the same extent available to third parties.

            19.1.4 BA will accord HARVARDNET's directory listing information the same level of confidentiality which BA accords its own directory listing information.

            19.1.5 BA shall provide HARVARDNET at no charge with (i) one basic single line white and yellow page directory listing per business Customer number, or one basic single line white page directory listing per residence Customer number, (ii) directory distribution for HARVARDNET Customers, and (iii) listings of HARVARDNET Customers in the directory assistance database.

            19.1.6 BA will provide HARVARDNET with a report of all HARVARDNET Customer listings ninety (90) days prior to book closing in such form and format as may be mutually agreed to by both parties. Both Parties shall use their best efforts to ensure the accurate listing of such information. BA shall continue to accept new listings during this ninety day period for publication.

            19.1.7 Yellow Page Maintenance

            BA will work cooperatively with HARVARDNET so that Yellow Page advertisements purchased by Customers who switch their service to HARVARDNET (including Customers utilizing Interim Telephone Number Portability) are maintained without interruption. BA will allow HARVARDNET Customers to purchase new yellow pages advertisements without discrimination, under the identical rates, terms and conditions that apply to BA's Customers.


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

            19.1.8 Information Pages

            BA will include in the "Information Pages" or comparable section of its White Pages Directories for areas served by HARVARDNET, listings provided by HARVARDNET for HARVARDNET's installation, repair and customer service and other service-oriented information, including appropriate identifying logo. Such listings shall appear in the manner that such information appears for subscribers of BA and other LECs. BA shall not charge HARVARDNET for inclusion of this information.

      19.2 Directory Assistance ("DA") and Operator Services

      Under this option, BA will provide Directory Assistance to HARVARDNET end users on behalf of HARVARDNET.

      BA will offer Directory Assistance ("DA") service to HARVARDNET's customers served by HARVARDNET's own switch over separate trunk groups ordered by HARVARDNET to the BA TOPS switch(es) as specified by BA. Access to the BA DA platform from HARVARDNET's local switch requires that HARVARDNET utilize Feature Group C ("FG-C") Modified Operator Services Signaling. The Interoffice Transmission Facility ("IOF") mileage rate for the facility will be based on airline mileage using V&H coordinate methods from the HARVARDNET location to the nearest BA TOPS. Trunk terminations at the TOPS switch(es) require HARVARDNET to purchase trunk ports at rates specified in the Pricing Schedule. For each trunk group HARVARDNET must indicate the DA option selected as set forth in 19.2.2
(a), (b) and (c) immediately following. BA also provides HARVARDNET, using the unbundled local switching element, access to this optional service either through dedicated IOF and trunk ports or on shared operator service trunks between the end office in which they have unbundled local switching ports and the TOPS switches. Additional per minute of use ("MOU") local switching charges will apply for all calls which interconnect from the unbundled local switching ports to the BA TOPS as described in the Pricing Schedule.

      19.2.1 Directory Assistance

      This option provides HARVARDNET end users access to Telephone Directory Assistance operators via 411, 555-1212, or 1+ (NPA) 555-1212 dialing.

      Rates for requests for Directory Assistance will be billed to HARVARDNET and are set forth in the Pricing Schedule.

      There are no Directory Assistance call allowances provided to HARVARDNET or their end users.

      19.2.2 Directory Assistance with Branding

      This service allows HARVARDNET to select only one of the three options as follows:


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            *(a) HARVARDNET may provide BA with a HARVARDNET branded,
introductory Directory Assistance and Operator Services announcement which will be played for all HARVARDNET end users completing DA or Operator Services calls over the trunk group to the BA TOPS.

            *(b) HARVARDNET may request BA branded announcement.

            *(c) HARVARDNET may request an unbranded, generic announcement.

      This message may be a maximum of eighteen (18) seconds and may be recorded by HARVARDNET or, at HARVARDNET's request, by BA. A minimum of two (2) audio cassette recordings of the HARVARDNET branding announcement must be forwarded to BA.

      Rates for requests for Directory Assistance with branding will be billed to HARVARDNET and are set forth in the Pricing Schedule.

      19.3 Directory Assistance Call Completion (DACC)

      This option provides for automatic connection of a HARVARDNET end user calling BA DA to the published telephone number requested.

      After the BA DA operator provides the requested number, a recorded service message will offer to connect the caller to that number for a specified additional charge.

      The caller can accept the offer for DACC by depressing a button (touch tone) or responding by voice (dial), as instructed by the voice message.

      The DACC charge will apply as set forth in the Pricing Schedule. In addition, for calls originating from a facilities-based HARVARDNET switch or for calls from HARVARDNET unbundled local switching line ports, there will be charges to terminate the call from the TOPS tandem to the called party. These include the per minute of use Unbundled Tandem Transport Charges (UTTC) assessed for each call transported between the TOPS tandem and the end office, the per minute of use Tandem Transient Switching Charge (TTSC) assessed for each call that traverses a BA tandem switch, and the appropriate per minute of use charges for reciprocal compensation (UNRCC or UCRCC) depending on the terminating end office switch, as set forth in the Pricing Schedule.

            DACC is available to HARVARDNET residence and business customers and from public telephones on a collect, bill to third number or calling card basis. The charge appropriate to the billing option used will apply in addition to the DACC charge.

            DACC is available with all telephone numbers in the BA DA database except:


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                        -     non-published telephone numbers
                        -     interLATA numbers
                        -     700, 800 and 900 numbers

            When a caller requests more than one number for Directory Assistance, DACC is offered only for the first eligible listing that was selected by the operator.

            The DACC charge applies only to calls actually completed.

            The DACC charge will be credited for completion of calls to the wrong number, incomplete connections or calls with unsatisfactory transmission as set forth in Section 19.4 following.

      Rates for requests for DACC will be billed to HARVARDNET as set forth in the Pricing Schedule.

      19.4 Directory Assistance Credits

      A credit allowance will apply to HARVARDNET for directory inaccessibility, wrong numbers, cut-offs or poor transmission. When the HARVARDNET end user reports to the BA directory assistance operator such a call and the number requested, the number provided and the reason the number provided is incorrect, the number of calls for which a credit will apply will be developed by the BA DA operator and credited to HARVARDNET identifying the specific HARVARDNET end user to whom the credit applies.

      19.5 Direct Access to Directory Assistance ("DADA")

      Direct Access to Directory Assistance ("DADA") is a database service that provides for access to BA listings by a HARVARDNET operator. The DADA database is a physically distinct entity from the BA DA database, populated with identical listing data, and updated from the same source on a daily basis.

            HARVARDNET is required to arrange for interconnection to the database. BA will interconnect at any technically feasible point designated by HARVARDNET.

            BA will provide HARVARDNET with a User Guide for training its agents.

            Rates and Charges for DADA are set forth in the Pricing Schedule.

      19.6 Inward Operator Services

      Inward Operator Services enables the HARVARDNET end user or its operator service provider to be connected to the BA Traffic Operation Position Systems ("TOPS") office(s) for


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

the purpose of providing operator services to their end users. There are two types of Inward Operator Services:

            (i) Busy Line Verification ("BLV"):

            BLV is an option where, at the request of HARVARDNET's end user or its operator service provider, a BA operator will attempt to determine the status of an exchange service line (e.g., conversation in progress, available to receive a call or out of service) and report to HARVARDNET's end user or its operator service provider.

            (ii) Busy Line Verification/Interrupt ("BLV/I")

            BLV/I is an option where, at the request of HARVARDNET's end user or its operator service provider, a BA operator determines and reports that a conversation is in progress on an exchange service line and subsequently interrupts such conversation to request that the conversation be terminated so that HARVARDNET's end user can attempt to complete a call to the line.

            Inward Operator Services are provided over trunk groups ordered by HARVARDNET or its alternate operator service provider to the BA TOPS switch(es) as specified by BA.

            Inward Operator Services cannot be provided on ported telephone numbers, telephone number which forward calls using Call Forwarding Variable service features.

            - BA will provide BLV and BLV/I for telephone numbers provided in its operating territory.

            - The BA operator will respond to one telephone number per call on requests for BLV or BLV/I.

            - BA will designate which TOPS switch(es) services which NXXs and make such information available to HARVARDNET.

            - HARVARDNET shall order Inward Operator Services as set forth in this Section..

            - HARVARDNET and its customer shall indemnify and save BA harmless against all claims that may arise from either party to the interrupted call or any other person.

            Rates and Charges for Inward Operator Services are set forth in the Pricing Schedule.


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

      19.7 Operator Service ("OS")

      Under this option, BA shall provide for the routing of Operator Services ("OS") calls dialed by HARVARDNET subscribers directly to either the HARVARDNET Operator Services platform or to the BA Operator Services platform as specified by HARVARDNET.

      BA will offer OS to HARVARDNET customers served by HARVARDNET switches over separate trunk groups ordered by HARVARDNET to the BA TOPS switch(es) as specified by BA. Access to the BA OS platform from HARVARDNET's local switch requires that HARVARDNET utilize Feature Group C Modified Operator Services Signaling. The Interoffice Transmission Facility mileage rate for the facility will be based on airline mileage using V&H coordinate methods from the HARVARDNET location to the nearest BA TOPS. Trunk terminations at the TOPS switch(es) require HARVARDNET to purchase trunk ports at rates specified in the Pricing Schedule. For each trunk group, HARVARDNET must indicate the branding option selected as set forth in Sectons 19.2.2 (a), (b), and (c) preceding. BA also provides HARVARDNET, using the unbundled local switching element, access to this optional service either through dedicated IOF and trunk ports or on shared operator service trunks between the end office in which they have unbundled local switching ports and the TOPS switches. Additional per minute of use (MOU) local switching charges will apply for all calls which interconnect from the unbundled local switching ports to the BA TOPS at rates set forth in the Pricing Schedule.

      19.8 0+ Mechanized Operator Calls (Calling Card, Collect, Bill to Third Number):

      This option is available for HARVARDNET to provide their end user the ability, through the mechanized BA operator interface, to complete calls via 0+ dialing with alternate billing capabilities without live operator assistance. Alternate billing call completions can be Calling Card, Collect or Bill to Third Number.

      0+ Mechanized calls may be provided over the same DA trunk groups which establish interconnection from the HARVARDNET switch or the trunk groups which provide interconnection from the HARVARDNET unbundled local switching line ports to the BA TOPS.

      Rates for requests for 0+ Mechanized Calls will be billed to HARVARDNET and are set forth in the Pricing Schedule. In addition, for calls originating from a facilities-based HARVARDNET switch or for calls from HARVARDNET unbundled local switching line ports, there will be charges to terminate the call from the TOPS tandem to the called party. These include the per minute of use Unbundled Tandem Transport Charges ("UTTC") assessed for each call transported between the TOPS tandem and the end office, the per minute of use Tandem Transient Switching Charge ("TTSC") assessed for each call that traverses a BA tandem switch, and the appropriate per minute of use charges for reciprocal compensation ("UNRCC" or "UCRCC") depending on the terminating end office switch, as set forth in the Pricing Schedule.

      19.9 0- Operator Handled Calls (Calling Card, Collect, Bill to Third
Number)


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

      This option is available for HARVARDNET to provide their end user, through the BA operator, the ability to complete intraLATA calls via 0- dialing with alternate billing capabilities and live operator assistance. Alternate billing call completions can be Calling Card, Collect or Bill to Third Number, Station to Station and Person to Person.

      0- Operator Handled Calls may be provided over the same DA trunk groups which establish interconnection from the HARVARDNET switch or the trunk groups which provide interconnection from the HARVARDNET unbundled local switching line ports to the BA TOPS.

      Rates for requests for 0- Operator Handled Calls will be billed to HARVARDNET and are set forth in the Pricing Schedule. In addition, for calls originating from a facilities-based HARVARDNET switch or for calls from HARVARDNET unbundled local switching line ports, there will be charges to terminate the call from the TOPS tandem to the called party. These include the per minute of use Unbundled Tandem Transport Charges ("UTTC") assessed for each call transported between the TOPS tandem and the end office, the per minute of use Tandem Transient Switching Charge ("TTSC") assessed for each call that traverses a BA tandem switch, and the appropriate per minute of use charges for reciprocal compensation ("UNRCC" or "UCRCC") depending on the terminating end office switch, as set forth in the Pricing Schedule.

      19.10 Operator Emergency Bulletin Service

      This option provides HARVARDNET with emergency numbers of police, fire, ambulance and Public Safety Answering Points (PSAP) in the BA serving area so that HARVARDNET operators can connect callers directly to the proper emergency bureaus.

            The BA Operator Emergency Bulletin Service lists the emergency, police, fire, ambulance and PSAP telephone numbers by municipality and in alphabetical order for each of the areas served by BA.

            Operator Emergency Bulletin Service is available for use by HARVARDNET operators for the sole purpose of assisting callers in reaching an emergency bureau.

            Operator Emergency Bulletin Service is a copy of BA's own emergency bulletin. This agreement includes one annual copy of the bulletin plus periodic updates during the year. Independent telephone companies emergency numbers are not included.

            Rates and charges for Operator Emergency Bulletin service are set forth in the Pricing Schedule.

      19.11 Operator Passthrough Service

      This option provides HARVARDNET's end users with access to operators of their Presubscribed Interexchange Carriers ("IC") for operator assisted call completion. This option


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

applies only when the Presubscribed IC provides Operator Services for HARVARDNET's end users for calls originating from a particular LATA and is capable of receiving calls passed through it by BA in that LATA.

      BA will, when requested by HARVARDNET's end user, connect that end user to a specified IC for operator call completion provided that IC offers operator services in that end user's originating LATA and is capable of receiving calls passed through to it by BA in that LATA.

      If the IC does not provide Operator Services for HARVARDNET's end user, at the option of the IC, BA will provide HARVARDNET's end user with access to an IC designated Operator Services Provider or to a BA provided announcement which will direct HARVARDNET's end user to contact their Presubscribed IC for dialing instructions.

            The Operator Passthrough charge is applied on an operator work second basis, and rated using the 0-Operator Handled calls in the Pricing Schedule.

            HARVARDNET will be assessed this charge on calls that are passed through to either the Presubscribed IC's operator, or a BA provided recording indicating that the IC does not provide service in that area.

      Rates and charges applied to Operator Passthrough Service are set forth in the Pricing Schedule.


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

20.0 GENERAL RESPONSIBILITIES OF THE PARTIES

      20.1 Both BA and HARVARDNET shall use their best efforts to comply with the Implementation Schedule.

      20.2 The Parties shall exchange technical descriptions and forecasts of their Interconnection and traffic requirements in sufficient detail necessary to establish the Interconnections required to assure traffic completion to and from all Customers in their respective designated service areas. HARVARDNET, for the purpose of ubiquitous connectivity, network diversity and alternate routing, shall connect to at least one Tandem Office Switch for the receipt/completion of traffic to any BA End Office Switches.

      20.3 Thirty (30) days after the Effective Date and each quarter during the term of this Agreement, each Party shall provide the other Party with a rolling, six (6) calendar month, non- binding forecast of its traffic and volume requirements for the services and Network Elements provided under this Agreement in the form and in such detail as agreed by the Parties. Notwithstanding Section 29.6.1, the Parties agree that each forecast provided under this Section 20.3 shall be deemed "Proprietary Information" under Section 29.6.

      20.4 Any Party that is required pursuant to this Agreement to provide a forecast (the "Forecast Provider") or the Party that is entitled pursuant to this Agreement to receive a forecast (the "Forecast Recipient") with respect to traffic and volume requirements for the services and Network Elements provided under this Agreement may request in addition to non-binding forecasts required by Section 20.3 that the other Party enters into negotiations to establish a forecast (a "Binding Forecast") that commits such Forecast Provider to purchase, and such Forecast Recipient to provide, a specified volume to be utilized as set forth in such Binding Forecast. The Forecast Provider and Forecast Recipient shall negotiate the terms of such Binding Forecast in good faith and shall include in such Binding Forecast provisions regarding price, quantity, liability for failure to perform under a Binding Forecast, provisioning intervals and any other terms desired by such Forecast Provider and Forecast Recipient. Failure to agree to a Binding Forecast shall not in and of itself constitute bad faith for the purposes of this section. In the event of such failure, the Forecast Recipient should not be required to commit to the provision of the services and Network Elements forecasted. Notwithstanding Section 29.6.1, the Parties agree that each forecast provided under this Section 20.4 shall be deemed "Proprietary Information" under Section 29.6.

      20.5 Each Party is individually responsible to provide facilities within its network which are necessary for routing, transporting, measuring, and billing traffic from the other Party's network and for delivering such traffic to the other Party's network in the standard format compatible with BA's network and to terminate the traffic it receives in that standard format to the proper address on its network. Such facility shall be designed based upon the description and forecasts provided under Sections 20.2 and 20.3 above. The Parties are each solely responsible for participation in


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and compliance with national network plans, including The National Network
Security Plan and The Emergency Preparedness Plan.

      20.6 Neither Party shall use any service related to or any of the Services provided in this Agreement in any manner that interferes with other persons in the use of their service, prevents other persons from using their service, or otherwise impairs the quality of service to other carriers or to either Party's Customers, and either Party may discontinue or refuse service if the other Party violates this provision. Upon such violation, either Party shall provide the other Party notice, if practicable, at the earliest practicable time.

      20.7 Each Party is solely responsible for the services it provides to its Customers and to other Telecommunications Carriers.

      20.8 The Parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

      20.9 Each Party is responsible for administering NXX codes assigned to it.

      20.10 Each Party is responsible for obtaining Local Exchange Routing Guide ("LERG") listings of CLLI codes assigned to its switches.

      20.11 Each Party shall use the LERG published by Bellcore or its successor for obtaining routing information and shall provide all required information to Bellcore for maintaining the LERG in a timely manner.

      20.12 Each Party shall program and update its own Central Office Switches and End Office switches and network systems to recognize and route traffic to and from the other Party's assigned NXX codes. Except as mutually agreed or as otherwise expressly defined in this Agreement, neither Party shall impose any fees or charges on the other Party for such activities.

      20.13 At all times during the term of this Agreement, each Party shall keep and maintain in force at each Party's expense all insurance required by law (e.g., workers' compensation insurance) as well as general liability insurance for personal injury or death to any one person, property damage resulting from any one incident, automobile liability with coverage for bodily injury for property damage. Upon request from the other Party, each Party shall provide to the other Party evidence of such insurance (which may be provided through a program of self insurance).

      20.14 End User Repair Calls. The Parties will employ the following procedures for handling misdirected repair calls:

            20.14.1 In answering repair calls, neither Party shall make disparaging remarks about each other, nor shall they use these repair calls as the basis for internal referrals or to solicit customers to market services. Either Party will respond with factual information in answering


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

customer questions.

            20.14.2 Each Party will notify its customers as to the correct telephone numbers to call in order to access its repair bureaus.

            20.14.3 To the extent possible, where the correct local exchange carrier can be determined, misdirected repair calls to one Party will be immediately referred to the other Party, as appropriate in a courteous manner, at no charge.

            20.14.4 The Parties will provide their respective repair contact numbers to one another on a reciprocal basis.

21.0 TERM AND TERMINATION

      21.1 The initial term of this Agreement (the "Term") shall commence on the Effective Date and terminate on August 15, 1999. Absent the receipt by one Party of written notice from the other Party at least sixty (60) days prior to the expiration of the Term to the effect that such Party does not intend to extend the Term of this Agreement, this Agreement shall automatically renew and remain in full force and effect on and after the expiration of the Term until terminated by either Party as set forth below.

            21.1.1 If pursuant to Section 21.1 the Agreement continues in full force and effect after the expiration of the Term, either Party may terminate the Agreement ninety (90) days after delivering written notice to the other Party of the intention to terminate this Agreement. Neither Party shall have any liability to the other Party for termination of this Agreement pursuant to this
Section 21.1 other than to pay to the other Party any amounts owed under this Agreement.

      21.2 Upon termination or expiration of this Agreement in accordance with this Section 21.0:

            (a) each Party shall comply immediately with its obligations set forth in Section 29.6.3;

            (b) each Party shall promptly pay all amounts (including any late payment charges) owed under this Agreement;

            (c) each Party's indemnification obligations shall survive termination or expiration of this Agreement.

            (d) each Party shall continue to perform its obligations and provide its services described herein until such time as a survivor Agreement between the Parties is entered into; provided, however, that the Parties may mutually agree to renegotiate the rates, fees and charges herein to reflect any costs or expenses associated with the transfer, renewal or


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                  termination of this Agreement.

22.0 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

      EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FUNCTIONS AND PRODUCTS IT PROVIDES UNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

23.0 CANCELLATION CHARGES

      Except as provided in Sections 9.7.4 and 20.4 and pursuant to a Network Element Bona Fide Request, or as otherwise provided in any applicable tariff or contract referenced herein, no cancellation charges shall apply.

24.0 NON-SEVERABILITY

      24.1 The services, arrangements, Interconnection, Network Elements, terms and conditions of this Agreement were mutually negotiated by the Parties as a total arrangement and are intended to be non-severable, subject only to Section
29.14 of this Agreement. If any provision of this Agreement shall be found in a court of law to be contrary to applicable law, at the present or in the future, such provision shall be deemed null and void, but this action shall not affect the legality or effectiveness of the remaining provisions of this Agreement. In the event that such a provision is deemed null and void, this Agreement will be reformed and interpreted in accordance with applicable law as though such provision did not appear and in such a way as will best serve the intention of the Parties at the time of the execution of this Agreement.

      24.2 Nothing in this Agreement shall be construed as requiring or permitting either Party to contravene any mandatory requirement of federal or state law, or any regulations or orders adopted pursuant to such law.

25.0 INDEMNIFICATION

      25.1 Each party (the "Indemnifying Party") shall indemnify and hold harmless the other party ("Indemnified Party") from and against loss, cost, claim liability, damage, and expense (including reasonable attorney's fees) to third parties for:

            (1) damage to tangible personal property or for personal injury proximately caused by the negligence or willful misconduct of the Indemnifying Party, its employees, agents or contractors;

            (2) claims for libel, slander, infringement of copyright arising from the material transmitted over the Indemnified Party's facilities arising from the Indemnifying Party's own communications or the communications of such Indemnifying Party's Customers; and

            (3) claims for infringement of patents arising from combining the Indemnified Party's facilities or services with, or the using of the Indemnified Party's services or facilities in connection with, facilities of the Indemnifying Party.

      Notwithstanding this indemnification provision or any other provision in the Agreement, neither Party, nor its parent, subsidiaries, affiliates, agents, servants, or employees shall be liable to the other for "Consequential Damages" as that term is described in Section 26.3 below.

      25.2 The Indemnified Party will notify the Indemnifying Party promptly in writing of any claims, lawsuits, or demands by third parties for which the Indemnified Party alleges that the Indemnifying Party is responsible under this Section, and, if requested by the Indemnifying Party, will tender the defense of such claim, lawsuit or demand.

            (1) In the event the Indemnifying Party does not promptly assume or diligently pursue the defense of the tendered action, then the Indemnified Party may proceed to defend or settle said action and the Indemnifying Party shall hold harmless the Indemnified Party from any loss, cost liability, damage and expense.

            (2) In the event the Party otherwise entitled to indemnification from the other elects to decline such indemnification, then the Party making such an election may, at its own expense, assume defense and settlement of the claim, lawsuit or demand.

            (3) The parties will cooperate in every reasonable manner with the defense or settlement of any claim, demand, or lawsuit.

      25.3 Except for the payment of Liquidated Damages by BA to HARVARDNET pursuant to Section 27 below, no liability shall attach to either Party, its parents, subsidiaries, affiliates, agents, servants or employees for damages arising from errors, mistakes, omissions, interruptions, or delays in the course of establishing, furnishing, rearranging, moving, terminating, changing, or providing or failing to provide services or facilities (including the obtaining or furnishing of information with respect thereof or with respect to users of the services or facilities) in the absence of gross negligence or willful misconduct.

      Notwithstanding any other provisions of this Agreement, HARVARDNET shall defend and indemnify BA and shall hold BA harmless from and against any and all Loss alleged to have been incurred by a customer of HARVARDNET or any other third party where such Loss arises or is attributable to BA's performance or failure to perform a "Specified Activity" as that term is defined in Section 27, below.

26.0 LIMITATION OF LIABILITY

      26.1 Except for the indemnity obligations under Section 25.0 and payment of

Liquidated Damages under Section 27.0, each Party's liability to the other Party for any Loss relating to or arising out of any negligent act or omission in its performance of this Agreement, whether in contract or tort, shall be limited to the total amount that is or would have been charged to the other Party by such negligent or breaching Party for the services or functions not performed or improperly performed.

      26.2 Except as otherwise provided in Section 25.0, no Party shall be liable to the other Party for any Loss, defect or equipment failure caused by the conduct of the other Party, the other Party's agents, servants, contractors or others acting in aid or concert with the other Party, except for gross negligence or willful misconduct.

      26.3 In no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental or punitive damages, including but not limited to loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted or done hereunder (collectively, "Consequential Damages"), even if the other Party has been advised of the possibility of such damages.

28.0 REGULATORY APPROVAL

      The Parties understand and agree that this Agreement will be filed with the Commission and may thereafter be filed with the FCC as part of BA's application pursuant to Section 271(d) of the Act. The Parties covenant and agree that this Agreement is satisfactory to them as an agreement under Section 251 of the Act. Each Party covenants and agrees to fully support approval of this Agreement by the Commission or the FCC under Section 252 of the Act without modification. The Parties, however, reserve the right to seek regulatory relief and otherwise seek redress from each other regarding performance and implementation of this Agreement. In the event the Commission or FCC rejects this Agreement in whole or in part, the Parties agree to meet and negotiate in good faith to arrive at a mutually acceptable Agreement.

      This Agreement is subject to change, modification, or cancellation as may be required by either Party based on any significant change in FCC or Department rules which may impact the provision of service under this Agreement or the rights and obligations of the Parties under the Act.

      BA shall charge Harvardnet new, additional or restructured rates, charges or prices effective from the date when and to the extent the DPU approves new, additional or restructured rates, charges or prices, either pursuant to a tariff filing or other application to the DPU, subject to later true-up on the date such new additional or restructured rates, charges or prices are actually approved by the DPU.

29.0 MISCELLANEOUS

      29.1 Authorization.

            29.1.1 New England Telephone and Telegraph Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject to necessary regulatory approval.

            29.1.2 HARVARDNET is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject to necessary regulatory approval.

      29.2 Compliance. Each Party shall comply with all applicable federal, state, and local laws, rules, and regulations applicable to its performance under this Agreement.

      29.3 Compliance with the Communications Law Enforcement Act of 1994 ("CALEA"). Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with CALEA. Each Party shall indemnify and hold the other Party harmless from any and all penalties imposed upon the other Party for such noncompliance and shall at the non-compliant Party's sole cost and expense, modify or replace any equipment, facilities or services provided to the other Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

      29.4 Independent Contractor. Neither this Agreement, nor any actions taken by BA or HARVARDNET in compliance with this Agreement, shall be deemed to create an agency or joint venture relationship between HARVARDNET and BA, or any relationship other than that of purchaser and seller of services.

            Neither this Agreement, nor any actions taken by BA or HARVARDNET in compliance with this Agreement, shall create a contractual, agency, or any other type of relationship or third party liability between BA and HARVARDNET's end users or others.

      29.5 Force Majeure. Neither Party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers (collectively, a "Force Majeure Event").

            If any force majeure condition occurs, the Party delayed or unable to perform shall give immediate notice to the other Party and shall take all reasonable steps to correct the force majeure condition. During the pendency of the Force Majeure, the duties of the Parties under this Agreement affected by the Force Majeure condition shall be abated and shall resume without liability thereafter.

      29.6 Confidentiality.

            29.6.1 Any information such as specifications, drawings, sketches, business information, forecasts, models, samples, data, computer programs and other software and documentation of one Party (a "Disclosing Party") that is furnished or made available or otherwise disclosed to the other Party or any of its employees, contractors, agents or Affiliates (its "Representatives" and with a Party, a "Receiving Party") pursuant to this Agreement ("Proprietary Information") shall be deemed the property of the Disclosing Party. Proprietary Information, if written, shall be marked "Confidential" or "Proprietary" or by other similar notice, and, if oral or visual, shall be confirmed in writing as confidential by the Disclosing Party to the Receiving Party within ten (10) days after disclosure. Unless Proprietary Information was previously known by the Receiving Party free of any obligation to keep it confidential, or has been or is subsequently made public by an act not attributable to the Receiving Party, or is explicitly agreed in writing not to be regarded as confidential, it (i) shall be held in confidence by each Receiving Party; (ii) shall be disclosed to only those persons who have a need for it in connection with the provision of services required to fulfill this Agreement and shall be used only for such purposes; and (iii) may be used for other purposes only upon such terms and conditions as may be mutually agreed to in advance of use in writing by the Parties. Notwithstanding the foregoing sentence, a Receiving Party shall be entitled to disclose or provide Proprietary Information as required by any governmental authority or applicable law only in accordance with Section 29.6.2.

            29.6.2 If any Receiving Party is required by any governmental authority or by applicable law to disclose any Proprietary Information, then such Receiving Party shall provide the Disclosing Party with written notice of such requirement as soon as possible and prior to such disclosure. The Disclosing Party may then either seek appropriate protective relief from all or part of such requirement or, if it fails to successfully do so, it shall be deemed to have waived the Receiving Party's compliance with Section 29.6 with respect to all or part of such requirement. The Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief which such Disclosing Party chooses to obtain.

            29.6.3 In the event of the expiration or termination of this Agreement for any reason whatsoever, each Party shall return to the other Party or destroy all Proprietary Information and other documents, work papers and other material (including all copies thereof) obtained from the other Party in connection with this Agreement and shall use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act, omission or fault of such Party, in any manner making it available to the general public.

      29.7 Governing Law. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the FCC, the exclusive jurisdiction and remedy for all such claims shall be as provided for by the FCC and the Act. For all claims under this

Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the Department, the exclusive jurisdiction for all such claims shall be with the Department, and the exclusive remedy for such claims shall be as provided for by such Department. In all other respects, this Agreement shall be governed by the domestic laws of the Commonwealth of Massachusetts without reference to conflict of law provisions.

      29.8 Taxes. Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges levied against or upon such purchasing Party (or the providing Party when such providing Party is permitted to pass along to the purchasing Party such taxes, fees or surcharges), except for any tax on either Party's corporate existence, status or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale tax exemption, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party.

      29.9 Non-Assignment. This Agreement shall be binding upon every subsidiary and affiliate of either Party that is engaged in providing telephone exchange and exchange access services in any territory within which BA is an incumbent Local Exchange Carrier and shall continue to be binding upon all such entities regardless of any subsequent change in their ownership. Each Party covenants that, if it sells or otherwise transfers to a third party its telephone exchange and exchange access network facilities within the BA Territory, or any portion thereof, to a third party, it will require as a condition of such transfer that the transferee agree to be bound by this Agreement with respect to services provided over the transferred facilities. Except as provided in this paragraph, neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third party without the prior written consent of the other Party which consent will not be unreasonably withheld; provided that either Party may assign this Agreement to a corporate Affiliate or an entity under its common control or an entity acquiring all or substantially all of its assets or equity by providing prior written notice to the other Party of such assignment or transfer. Any attempted assignment or transfer that is not permitted is void ab initio. Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties' respective successors and assigns.

      29.10 Non-Waiver. Failure of either Party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege.

      29.11 Disputed Amounts.

            29.11.1 If any portion of an amount due to a Party (the "Billing Party") under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the "Non-Paying Party") shall within thirty (30) days of its receipt of the invoice containing such disputed amount give notice to the Billing Party of the amounts it disputes ("Disputed Amounts") and include in such notice the specific details and reasons for disputing each item. The Non-Paying Party shall pay when due (i) all undisputed amounts to the Billing Party and (ii) all Disputed Amounts into an interest bearing escrow account with a third party escrow agent mutually agreed upon by the Parties.

            29.11.2 Any undisputed amounts not paid when due shall accrue interest from the date such amounts were due at the lesser of (i) one and one-half percent (1-1/2%) per month or (ii) the highest rate of interest that may be charged under applicable law.

            29.11.3 Within seven (7) days of receipt of such notice each Party shall appoint a representative who shall be authorized and who shall attempt to resolve the issue through negotiations. If the Parties are unable to resolve issues related to the Disputed Amounts within forty-five (45) days after the Parties' appointment of designated representatives, then either Party may petition the Department pursuant to the Department's Order in D.P.U. 94-185, dated August 29, 1996, to resolve such issues or proceed with any other remedy pursuant to law or equity. The Department may direct payment of any or all funds (including any accrued interest) plus applicable late fees, to be paid to either Party.

            29.11.4 The Parties agree that all negotiations pursuant to this
Section 29.11 shall remain confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

      29.12 Notices. Notices given by one Party to the other Party under this Agreement shall be in writing and shall be (i) delivered personally, (ii) delivered by express delivery service, (iii) mailed, certified mail or first class U.S. mail postage prepaid, return receipt requested or (iv) delivered by telecopy to the following addresses of the Parties:

            To HARVARDNET:

            HarvardNet
            91 Ann Lee Road
            Harvard, MA 02151
            Attn: Vice President - Telecommunications
            Facsimile: 617 531 2002

            To BA:BA
            1095 Avenue of Americas
            40th Floor
            New York NY 10036
            Attn: Vice President - Wholesale Markets
            Facsimile: (212) 597-2585

or to such other address as either Party shall designate by proper notice. Notices will be deemed given as of the earlier of (i) the date of actual receipt, (ii) the next business day when notice is sent via express mail or personal delivery, (iii) three (3) days after mailing in the case of first class or certified U.S. mail or (iv) on the date set forth on the confirmation in the case of telecopy.

      29.13 Publicity and Use of Trademarks or Service Marks. Neither Party nor its subcontractors or agents shall use the other Party's trademarks, service marks, logos or other proprietary trade dress in any advertising, press releases, publicity matters or other promotional materials without such Party's prior written consent.

29.14 Section 252(i) Obligations

            29.14.1 To the extent required under Applicable Law, BA shall make available without unreasonable delay to HARVARDNET any individual Interconnection, service or network element contained in any agreement to which it is a party that is approved by the Commission pursuant to Section 252 of the Act, upon the same rates, terms, and conditions provided in the Agreement.

            29.14.2 To the extent the exercise of the foregoing options requires a rearrangement of facilities by the providing Party, the opting Party shall be liable for the non-recurring charges associated therewith.

            29.14.3 The Party electing to exercise such option shall do so by delivering written notice to the first Party. Upon receipt of said notice by the first Party, the Parties shall amend this Agreement to provide the same rates, terms and conditions to the notifying Party for the remaining term of this Agreement; provided, however, that the Party exercising its option under this subsection 29.14 must continue to provide the same services or arrangements to the first Party as required by this Agreement, subject either to the rates, terms, and conditions applicable to the first Party in its Agreement with the third party or to the rates, terms and conditions of this Agreement, whichever is more favorable to the first Party in its sole determination.

      29.15 Joint Work Product. This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

      29.16 No Third Party Beneficiaries; Disclaimer of Agency. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

      29.17 No License. No license under patents, copyrights or any other intellectual property right (other than the limited license to use consistent with the terms, conditions and restrictions of this Agreement) is granted by either Party or shall be implied or arise by estoppel with respect to any transactions contemplated under this Agreement.

      29.18 Technology Upgrades. Nothing in this Agreement shall limit BA's ability to upgrade its network through the incorporation of new equipment, new software or otherwise. BA shall provide HARVARDNET written notice at least ninety (90) days prior to the incorporation of any such upgrades in BA's network which will materially impact HARVARDNET's service. HARVARDNET shall be solely responsible for the cost and effort of accommodating such changes in its own network.

      29.19 Survival. The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, including without limitation, Sections 21.4, 22.0, 23.0, 25.0, 26.0, 29.3, 29.6,
29.11, 29.13 and 29.17.

      29.20 Scope of Agreement. This Agreement is intended to describe and enable specific Interconnection and access to unbundled Network Elements and compensation arrangements between the Parties. This Agreement does not obligate either Party to provide arrangements not specifically provided for herein.

      29.21 Entire Agreement. The terms contained in this Agreement and any Schedules, Exhibits, tariffs and other documents or instruments referred to herein, which are incorporated into this Agreement by reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party's form documents, purchase orders, quotations, acknowledgments, invoices or other communications. This Agreement may only be modified by a writing signed by an officer of each Party.

      29.22 Power and Authority. Each Party has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of each has been properly authorized and empowered to enter into this Agreement.

      29.23 Customer Proprietary Network Information. The Parties shall comply with applicable law with regard to Customer Proprietary Network Information, including but not limited to 47 U.S.C. ss. 222, and all applicable state or federal agency rule or order with respect to Customer Proprietary Network Information.


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

      29.24. Alternate Dispute Resolution

            29.24.1 If a dispute arises between BA and HARVARDNET during the term of the Agreement, the following process, which shall be overseen by the Department, shall be followed to resolve such dispute:

            a) The Parties shall have an initial thirty (30) day period beginning from the date on which either Party has provided written notice to the other Party identifying the existence of a dispute and seeking to resolve it, within which to resolve the dispute themselves, without mediation or arbitration as provided below.

            b) If the dispute is not resolved within such thirty (30) day period, either Party may petition the Department to request mediation. The period of mediation shall be sixty (60) days commencing on the date of filing of such petition for mediation. Such petition shall include a request to the Department to choose a mediator within the first ten (10) days of such sixty
(60) day period, and the mediation shall be conducted by a mediator designated by the Department. The Parties shall cooperate in good faith with the mediator to resolve the dispute within such sixty (60) day period. If, at any date following the forty-fifth (45) day of such sixty (60) day period, the Parties have not resolved their dispute, the mediator may formally declare a deadlock.

            c) Following the earlier to occur of (x) expiration of the sixty
(60) day mediation period without resolution of the dispute between the Parties or (y) formal declaration of a deadlock by the mediator as contemplated in proceeding paragraph (ii), either Party may petition the Department for arbitration. The period of arbitration shall be seventy (70) days commencing on the date of filing of such petition for arbitration. Such petition shall include a request to the Department to choose an arbitrator within the first ten (10) days of such seventy (70) day period, and the arbitration shall be conducted by an arbitrator designated by the Department.

            29.24.2 In the event that BA and HARVARDNET must enter into the dispute resolution process described above, both Parties shall share equally the expense to the Department of such process. However, if in the Department's judgment, one Party's claim is particularly and/or consistently frivolous, then the Department may determine that such Party should bear such expense.

            29.25 Restructured/New Rates. BA reserves the right to impose additional rates, prices and/or charges not expressly set forth in or applicable to this Agreement with respect to the provisioning by BA of resale services or unbundled elements to HARVARDNET, collocation, or the interconnection by the parties of their respective telecommunication networks, including the right to make any and all modifications, deletions, additions, or changes, including the restructuring of any rate, charge or price of a service or element offered to HARVARDNET hereunder. Nothing in this Agreement shall affect or limit (i) BA's right with respect to a new element or service not offered to HARVARDNET under this Agreement on the Effective Date of


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

this Agreement, or (ii) BA's right to modify, restructure or change an existing element or service and to charge HARVARDNET such rates as approved by the DPU for such modified, restructured or altered element or service. BA shall be entitled to recover from HARVARDNET such new, additional or restructured rates, charges or prices effective from the date when and to the extent BA seeks approval from the DPU of such new, additional or restructured rates, charges or prices, either pursuant to a tariff filing or other application to the DPU, subject to later true-up on the date such new additional or restructured rates, charges or prices are actually approved by the DPU.

            29.26 Refusal and Discontinuance of Service. If HARVARDNET fails to comply with the terms and conditions of this Agreement, BA may refuse service in accordance with Section 2.1.7 of BA's New York 914 tariff.


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

            IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of this 28th day of January, 1998.


HARVARDNET                             NEW ENGLAND TELEPHONE AND
                                       TELEGRAPH COMPANY D/B/A


By: /s/ William Southworth             By: /s/ Jacob J. Goldberg
   ----------------------------           --------------------------------------

Printed: William H. Southworth         Printed: Jacob J. Goldberg
       ------------------------               ----------------------------------

Title: Chief Executive Officer         Title: Vice President - Wholesale Markets
       ------------------------               ----------------------------------


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                                  SCHEDULE 1.0

                       CERTAIN TERMS AS DEFINED IN THE ACT

      "Affiliate" means a person that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another person. For purposes of this paragraph, the term "own" means to own an equity interest (or the equivalent thereof) of more than ten percent (10%).

      "Dialing Parity" means that a person that is not an Affiliate of a LEC is able to provide Telecommunications Services in such a manner that Customers have the ability to route automatically, without the use of any access code, their Telecommunications to the Telecommunications Services provider of the Customer's designation from among two (2) or more Telecommunications Services providers (including such LEC).

      "Exchange Access" means the offering of access to Telephone Exchange Services or facilities for the purpose of the origination or termination of Telephone Toll Services.

      "InterLATA Service" means Telecommunications between a point located in a local access and transport area and a point located outside such area.

      "Local Access and Transport Area" or "LATA" means a contiguous geographic area: (a) established before the date of enactment of the Act by a Bell operating company such that no Exchange Area includes points within more than one (1) metropolitan statistical area, consolidated metropolitan statistical area, or State, except as expressly permitted under the AT&T Consent Decree; or
(b) established or modified by a Bell operating company after such date of enactment and approved by the FCC.

      "Local Exchange Carrier" means any person that is engaged in the provision of Telephone Exchange Service or Exchange Access. Such term does not include a person insofar as such person is engaged in the provision of a commercial mobile service under Section 332(c) of the Act, except to the extent that the FCC finds that such service should be included in the definition of such term.

      "Network Element" means a facility or equipment used in the provision of a Telecommunications Service. Such term also includes features, functions, and capabilities that are provided by means of such facility or equipment, including subscriber numbers, databases, signaling systems, and information sufficient for billing and collection or used in the transmission, routing, or other provision of a Telecommunications Service.

      "Number Portability" means the ability of users of telecommunications services to retain, at the same location, existing telecommunications numbers without impairment of quality, reliability, or convenience when switching from one telecommunications carrier to another.

      "Telecommunications" means the transmission, between or among points specified by the user, of information of the user's choosing, without change in the form or content of the


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

information as sent and received.

      "Telecommunications Carrier" means any provider of Telecommunications Services, except that such term does not include aggregators of Telecommunications Services (as defined in Section 226 of the Communications
Act).

      "Telecommunications Service" means the offering of Telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.

      "Telephone Exchange Service" means (a) service within a telephone exchange within a connected system of telephone exchanges within the same exchange area operated to furnish subscribers intercommunicating service of the character ordinarily furnished by a single exchange, and which is covered by the exchange service charge, or (b) comparable service provided through a system of switches, transmission equipment, or other facilities (or combination thereof) by which a subscriber can originate and terminate a telecommunications service.

      "Telephone Toll Service" means telephone service between stations in different exchange areas for which there is made a separate charge not included in contracts with subscribers for exchange service.


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

                 SCHEDULE 4.0 Network Interconnection Schedule*


   LATA                HARVARDNET H-IP           BA B-IP      Activation Date**

128 in Mass       Huntington Ave/Belvidere
                  Boston, MA


            * Complete, accurate and verifiable information to be provided by the Parties at a date to the determined by the Parties.

            ** This is the earliest date on which "live" customers traffic between HARVARDNET and BA will occur.


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   SCHEDULE 27.4.1 HARVARDNET Service Quality Criteria for Liquidated Damages

1     New Unbundled Link (SVGALS) Orders

      1.0 ANI to HARVARDNET number, verification successful from DEMARC by BA field technician.

      1.1 All order information submitted by HARVARDNET is valid (e.g. street address, end user LCON, floor/unit number, cable pair assignment)

      1.2 Customer (end user) available at appointed date.

      1.3 Orders completed as submitted without cancellation after FOC

2     Hot Cut Unbundled Link (SVGALS) Orders

      2.0 Verifiable HARVARDNET dial tone at POT bay testable by BA through appropriate tie cable pair as provided by HARVARDNET on the service request.

      2.1 Accurate account and end user information submitted on service request

      2.3 Accurate SVGAL tie cable and pair assignment provided by HARVARDNET on service request

      2.4 Orders completed as submitted without cancellation after FOC

                        INTRODUCTION TO PRICING SCHEDULES

      Pricing Schedule A contains negotiated rates the Parties shall charge on a reciprocal basis for the specific services identified for the term of the Agreement.

      Until such time as the Department approves rates for BA in the Consolidated Arbitration proceeding, the prices listed on Pricing Schedule B attached hereto shall be the recurring rates to be charged for the elements or services shown. The network element prices and wholesale discount rates shown on Pricing Schedule B equal the rates BA filed with the Department in the Consolidated Arbitration proceeding, Docket 96-73/74, et. al., ("Consolidated Proceeding") on Februrary 14, 1997 and subsequently amended on March 14, 1997.

      Except as otherwise provided for in this Agreement, when the Department approves actual rates in the Consolidated Proceeding those rates shall apply to any network element or service provided by BA to HARVARDNET under this Agreement.

      If the Department approves different rates at a later time, unless otherwise agreed to by the Parties herein, the rates established by the Department at a later time shall become the rates established herein. The Parties agree that those rates shall be applied prospectively only.

      Any additional recurring or non-recurring charges for an unbundled network element or service shall be limited to those designated in the Statement of Generally Available Terms and Conditions ("SGAT") filed with the New York Public Service Department ("NYPSC") on February 13, 1997, and supplemented on March 17, 1997, pursuant to Section 252 of the Telecommunications Act of 1996. If the NYPSC adopts rates that are different from those filed by BA in the SGAT, the rates adopted by the NYPSC shall apply as of the date the NYPSC approves or adopts those rates. Any rates approved by the NYPSC shall be superseded at such time as the Department approves BA-Massachusetts recurring or non-recurring rates for any elements or services not listed on Pricing Schedule B. These rates shall apply on a going-forward basis, subject to a true-up retroactive to the date of purchase (without interest) of any amount paid hereunder.

                               PRICING SCHEDULE A

I. Reciprocal Compensation for local traffic shall equal the rate set forth below. Such rate shall be:

      Rate = $.008 per minute

      During the term of this Agreement, HARVARDNET shall have the option to elect rates and charges for reciprocal compensation as may be determined by the Mass. DPU.

      Reciprocal Compensation for IntraLATA Toll traffic shall equal each Party's effective applicable tariffed IntraLATA switched access rates.

II.   Information Services Billing and Collection

      Fee = $.05 per message

III.  Transit Service (Tandem Transient Service)

      A.    Transit Service

            Rate = $.0035 per minute

      B.    Dedicated Transiting Service

            Rate = twice the applicable charge for a collocated channel termination

IV.   Interim Telecommunications Number Portability

      A.    Monthly Recurring Charges

            Rate per Business Number      = $2.00

            Rate per Residential Number   = $1.00

            No additional recurring charges shall apply for interim number portability, including additional per-path, per-port, or usage-related charges, except for third party and collect calls.

      B.    Non-recurring charge

            Rate = $10.00 per ported number

            Non-recurring charges only apply when interim number portability is ordered separately from an unbundled link.

            If the Mass. DPU approves a nonrecurring rate for interim number portability during the term of this Agreement, then such rate shall apply for the balance of the term of the contract.

V.    IntraLATA 800/888

      Reciprocal Compensation (refer to I above).

      Compensation for records exchanged = $.00415 per record

      800 database inquiry = $.00108 per database inquiry

VI.   Directory Assistance and Operator Services

      (A)   Directory Assistance Services

      (1)   Directory Assistance

                                                                     Per Request
                                                                     -----------
            Each call for Information per one telephone
            number, with BA branding                                  $0.322250

            Each call for Information per one telephone
            number, with HARVARDNET branding                          $0.322250

            Each call for Information per one telephone
            number, without branding                                  $0.268541

            Branding surcharge per call (if applicable)               $0.053709

      (2)   Directory Assistance Call

            Completion (DACC) #:

            Each call for Information per one telephone
            number, with HARVARDNET branding or with BA
            branding plus call completion                             $0.500138

            Each call for Information per one telephone
            number, without branding plus call completion            $0.446429

            DACC Surcharge per call                                  $0.177888

# These rates are in addition to the UTTC, TTSC & UNRCC or UCRCC charges.

      Record Charges

            EMR format - per record charge                        = $.004150

      (4)   Direct Access to Directory Assistance (DADA)

            Monthly Access Charge                                    $4000
            Each Search Request                                      $0.038

                                                                     Rate
                                                                     ----

            (B)   Inward Operator Services

                  (1)   BLV
                        -     Per work second                        $0.034465
                  (2)   BLV/I
                        -     Per work second                        $0.034465
                  (3)   Branding surcharge per call (if applicable)  $0.053709

            (C)   0+/Mechanized Operator Calls #

                  (1)   Calling Card
                        -     Per request                            $0.116585
                  (2)   Collect
                        -     Per request                            $0.131100
                  (3)   Third Number
                        -     Per request                            $0.131100
                  (4)   Branding surcharge per call (if applicable)  $0.053709

# These rates are in addition to the UTTC, TTSC & UNRCC or UCRCC charges.

            (D)   0- Operator Handled Calls #

                  (1)   Per work second                              $0.013043

                  (2)   Branding surcharge per call (if applicable)  $0.053709

# These rates are in addition to the UTTC, TTSC & UNRCC or UCRCC charges.

            (E)   Operator Emergency Bulletin Service
                  -     Per State Bulletin, per year          $17.80

                                                      Recurring    Non-recurring
                                                      ---------    -------------
            (F)   TOPS Trunk Ports - per DS1          $348.72      $147.87
                  Service Access Charge
                      -Per TOPS Port                  $5.18   N/A

            (G)   IOF mileage for Dedicated Trunk     $126.35      $470.98
                  Transport
                  Mileage Charge, per mile per month  $0.73

                                        Peak        Off-Peak
                                        ----        --------
Digital Trunk Port Usage / Shared
      - per MOU                         $0.001965   $0.000436

Unbundled Local Switching (ULSC)
      - per MOU                         $0.008689   $0.004565

Unbundled Tandem Transport (UTTC)
      - per MOU                         $.001780    $.000400

Unbundled Common Transport (UCTC)
      - per MOU                         $.003745    $.000836

Unbundled Toll Common Transport (UTCTC)
      - per MOU                         $.005829    $.001456

Tandem Transient Switching (TTSC)
      - per MOU                         $0.008642   $0.002702

Telephone Company Reciprocal
Compensation (UNRCC)
      - per MOU                         $0.010654   $0.005001

TC Reciprocal Compensation (UCRCC)
      - per MOU                         $0.010654   $0.005001

                               PRICING SCHEDULE B

--------------------------------------------------------------------------------

       SUMMARY OF MASSACHUSETTS RESULTS FOR UNBUNDLED ELEMENTS AND RESALE
                                COMPLIANCE FILING

--------------------------------------------------------------------------------

ELEMENT               ZONE                         COST RESULTS

--------------------------------------------------------------------------------

2 WIRE ANALOG LINK    METRO                          $     7.54
                      URBAN                          $    14.11
                      SUBURBAN                       $    16.12
                      RURAL                          $    20.04

--------------------------------------------------------------------------------

4 WIRE ANALOG LINK    METRO                          $    30.97
                      URBAN                          $    43.40
                      SUBURBAN                       $    46.95
                      RURAL                          $    52.39

--------------------------------------------------------------------------------

2 WIRE LINK           METRO                          $    19.87
CONDITIONED FOR       URBAN                          $    27.24
DIGITAL               SUBURBAN                       $    29.38
                      RURAL                          $    32.84

--------------------------------------------------------------------------------

4 WIRE LINK           METRO                          $    76.11
CONDITIONED FOR       URBAN                          $    98.05
DIGITAL               SUBURBAN                       $   102.64
                      RURAL                          $   147.05

--------------------------------------------------------------------------------

LOCAL SWITCHING       METRO                          $     5.52
ANALOG PORT           URBAN                          $     5.00
                      SUBURBAN                       $     3.95
                      RURAL                          $     6.96

--------------------------------------------------------------------------------

LOCAL SWITCHING       METRO                          $     5.37
DIGITAL PORT          URBAN                          $     6.96
                      SUBURBAN                       $     6.34
                      RURAL                          $    11.10

--------------------------------------------------------------------------------
LOCAL SWITCHING       METRO                          $    48.54
ISDN-BRI PORT         URBAN                          $    31.13
                      SUBURBAN                       $    34.94
                      RURAL                          $    26.88
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       SUMMARY OF MASSACHUSETTS RESULTS FOR UNBUNDLED ELEMENTS AND RESALE
                                COMPLIANCE FILING

--------------------------------------------------------------------------------

ELEMENT               ZONE                         COST RESULTS

--------------------------------------------------------------------------------

LOCAL SWITCHING       METRO                          $    12.53
DIGITAL TRUNK PORT    URBAN                          $    12.38
                      SUBURBAN                       $    13.63
                      RURAL                          $    14.21

--------------------------------------------------------------------------------

LOCAL SWITCHING       METRO                          $   609.58
ISDN-PRI PORT         URBAN                          $   471.64
                      SUBURBAN                       $   583.35
                      RURAL                          $   583.35

--------------------------------------------------------------------------------

LOCAL SWITCHING       METRO         (PEAK)           $ 0.001703
TRUNK PORT PER MOU    URBAN                          $ 0.001820
(PEAK)                SUBURBAN                       $ 0.002090
                      RURAL                          $ 0.002093

--------------------------------------------------------------------------------

LOCAL SWITCHING       METRO         (OFF-PEAK)       $ 0.000379
TRUNK PORT PER MOU    URBAN                          $ 0.000404
(OFF-PEAK)            SUBURBAN                       $ 0.000464
                      RURAL                          $ 0.000465

--------------------------------------------------------------------------------

LOCAL SWITCHING       METRO         (PEAK)           $ 0.004647
USAGE PER MOU         URBAN                          $ 0.007401
(PEAK)                SUBURBAN                       $ 0.009549
                      RURAL                          $ 0.014277

--------------------------------------------------------------------------------

LOCAL SWITCHING       METRO         (OFF-PEAK)       $ 0.001872
USAGE PER MOU         URBAN                          $ 0.003516
(OFF-PEAK)            SUBURBAN                       $ 0.005282
                      RURAL                          $ 0.008186

--------------------------------------------------------------------------------

LOCAL SWITCHING       METRO                          $   0.7924
PORT ADDITIVE         URBAN                          $   0.7924
CENTREX               SUBURBAN                       $   0.7807
                      RURAL                          $   0.7807

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       SUMMARY OF MASSACHUSETTS RESULTS FOR UNBUNDLED ELEMENTS AND RESALE
                                COMPLIANCE FILING

--------------------------------------------------------------------------------

ELEMENT               ZONE                         COST RESULTS

--------------------------------------------------------------------------------

LOCAL  SWITCHING PORT METRO                          $   0.9127
ADDITIVE RINGMATE     URBAN                          $   0.9194
                      SUBURBAN                       $   0.9154
                      RURAL                          $   0.9128

--------------------------------------------------------------------------------

LOCAL  SWITCHING PORT METRO                          $   0.3575
ADDITIVE THREE-WAY    URBAN                          $   0.3523
CALLING               SUBURBAN                       $   0.3535
                      RURAL                          $   0.3477

--------------------------------------------------------------------------------

LOCAL  SWITCHING PORT METRO                          $   0.0011
ADDITIVE SPEED        URBAN                          $   0.0031
CALLING               SUBURBAN                       $   0.0064
                      RURAL                          $   0.0056

--------------------------------------------------------------------------------

LOCAL  SWITCHING PORT METRO                          $   0.0005
ADDITIVE CALL         URBAN                          $   0.0014
WAITING               SUBURBAN                       $   0.0029
                      RURAL                          $   0.0025

--------------------------------------------------------------------------------

LOCAL SWITCHING       METRO                          $   0.0001
PORT ADDITIVE         URBAN                          $   0.0003
CALL FORWARDING       SUBURBAN                       $   0.0007
 - D/A                RURAL                          $   0.0006
--------------------------------------------------------------------------------

LOCAL SWITCHING       METRO                          $   0.0001
PORT ADDITIVE         URBAN                          $   0.0003
CALL FORWARDING -     SUBURBAN                       $   0.0007
BUSY                  RURAL                          $   0.0006
--------------------------------------------------------------------------------

LOCAL SWITCHING       METRO                          $   0.0003
PORT ADDITIVE         URBAN                          $   0.0008
CALL FORWARDING -     SUBURBAN                       $   0.0016
 VAR.                 RURAL                          $   0.0014
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       SUMMARY OF MASSACHUSETTS RESULTS FOR UNBUNDLED ELEMENTS AND RESALE
                                COMPLIANCE FILING

--------------------------------------------------------------------------------

ELEMENT               ZONE                         COST RESULTS

--------------------------------------------------------------------------------

TANDEM SWITCHING      ALL ZONES                      $   13.75
DIGITAL TRUNK PORT

--------------------------------------------------------------------------------

TANDEM COMMON TRUNK   ALL ZONES     (PEAK)           $ 0.008113         .003528
PORTS PER MOU
                                    (OFF-PEAK)       $ 0.001803         .000784

--------------------------------------------------------------------------------

TANDEM USAGE PER      ALL ZONES     (PEAK)           $ 0.003648         .001586
MOU
                                    (OFF-PEAK)       $ 0.002609         .001134
--------------------------------------------------------------------------------

INTEROFFICE           ALL ZONES
DEDICATED
TRANSPORT

OC-48-FIXED                                          $11,531.11
OC-48 PER MILE                                       $   386.83

OC-12 FIXED                                          $ 4,518.08
OC-12 PER MILE                                       $   245.24

OC-3 FIXED                                           $ 1,779.69
OC-3 PER MILE                                        $    61.31

DS-3 FIXED                                           $   996.54
DS-3 PER MILE                                        $    20.44

DS-1 FIXED                                           $   126.35
DS-1 PER MILE                                        $     0.73

CO MUXING 3/1                                        $   236.69

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       SUMMARY OF MASSACHUSETTS RESULTS FOR UNBUNDLED ELEMENTS AND RESALE
                                COMPLIANCE FILING

--------------------------------------------------------------------------------

ELEMENT               ZONE                        COST RESULTS

--------------------------------------------------------------------------------

COMMON (SHARED)       ALL ZONES     (PEAK)           $  0.00178
TRANSPORT USAGE PER                 (OFF-PEAK)       $  0.00040
MOU

--------------------------------------------------------------------------------

SIGNALING SYSTEM 7    ALL ZONES

SIGNALING PER LINK                                   $    47.65
STP PER PORT                                         $ 1,245.46
LIBD QUERY PER QUERY                                 $  0.00138
800 PER QUERY                                        $  0.00108

--------------------------------------------------------------------------------

RESALE DISCOUNTS

WITH OPER. SERV. &                                       24.99%
DIRECTORY ASSISTANCE

--------------------------------------------------------------------------------

RESELLERS

WITHOUT OPER. SERV.                                      29.47%
& DIRECTORY
ASSISTANCE

--------------------------------------------------------------------------------

EXHIBIT A

                        NETWORK ELEMENT BONA FIDE REQUEST

      1. Each Party shall promptly consider and analyze access to a new unbundled Network Element with the submission of a Network Element Bona Fide Request hereunder. The Network Element Bona Fide Request process set forth herein does not apply to those services requested pursuant to Report & Order and Notice of Proposed Rulemaking 91-141 (rel. Oct. 19, 1992) P. 259 and n.603 or subsequent orders.

      2. A Network Element Bona Fide Request shall be submitted in writing and shall include a technical description of each requested Network Element.

      3. The requesting Party may cancel a Network Element Bona Fide Request at any time, but shall pay the other Party's reasonable and demonstrable costs of processing and/or implementing the Network Element Bona Fide Request up to the date of cancellation.

      4. Within ten (10) business days of its receipt, the receiving Party shall acknowledge receipt of the Network Element Bona Fide Request.

      5. Except under extraordinary circumstances, within thirty (30) days of its receipt of a Network Element Bona Fide Request, the receiving Party shall provide to the requesting Party a preliminary analysis of such Network Element Bona Fide Request. The preliminary analysis shall confirm that the receiving Party will offer access to the Network Element or will provide a detailed explanation that access to the Network Element is not technically feasible and/or that the request does not qualify as a Network Element that is required to be provided under the Act.

      6. If the receiving Party determines that the Network Element Bona Fide Request is technically feasible and otherwise qualifies under the Act, it shall promptly proceed with developing the Network Element Bona Fide Request upon receipt of written authorization from the requesting Party. When it receives such authorization, the receiving Party shall promptly develop the requested services, determine their availability, calculate the applicable prices and establish installation intervals.

      7. Unless the Parties otherwise agree, the Network Element Requested must be priced in accordance with Section 252(d)(1) of the Act.

      8. As soon as feasible, but not more than ninety (90) days after its receipt of authorization to proceed with developing the Network Element Bona Fide Request, the receiving Party shall provide to the requesting Party a Network Element Bona Fide Request quote which will include, at a minimum, a description of each Network Element, the availability, the applicable rates and the installation intervals.

      9. Within thirty (30) days of its receipt of the Network Element Bona Fide Request. quote, the requesting Party must either confirm its order for the Network Element Bona Fide Request pursuant to the Network Element Bona Fide Request quote or seek arbitration by the Department pursuant to Section 252 of the Act.

      10. If a Party to a Network Element Bona Fide Request believes that the other Party is not requesting, negotiating or processing the Network Element Bona Fide Request in good faith, or disputes a determination, or price or cost quote, or is failing to act in accordance with section 251 of the Act, such Party may seek mediation or arbitration by the Department pursuant to Section 252 of the Act.


81